                                                                 Exhibit 10.1.16

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                       LETTER OF CREDIT AND LOAN AGREEMENT

                                     BETWEEN

                               ORMAT NEVADA INC.,

                                  AS BORROWER,

                                       AND

                               HUDSON UNITED BANK,

                                    AS LENDER

                            DATED AS OF JUNE 30, 2004

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                                                        -i-

AMENDED AND RESTATED

SCHEDULES

Schedule 5.1(e)                   Consents and Filings
Schedule 5.1(f)                   Material Transactions
Schedule 5.1(h)                   Joint Ventures or Partnerships
Schedule 5.1(o)                   Taxes and Tax Returns
Schedule 5.1(p)                   Judgments or Litigation
Schedule 5.1(s)                   ERISA
Schedule 5.1(x)                   Contracts, Orders, etc.
Schedule 9.10                     Excluded Accounts

EXHIBITS

Exhibit A                    Promissory Note
Exhibit B                    Subordination Agreement
Exhibit C                    Letter of Credit Request
Exhibit D                    Opinion of Counsel
Exhibit E                    Compliance Certificate

AMENDED AND RESTATED

                                                        -ii-

         THIS LETTER OF CREDIT AND LOAN AGREEMENT is entered into as of JUNE 30,
2004, between ORMAT NEVADA INC., a Delaware corporation having its chief executive office and principal place of business at 980 Greg Street, Sparks,
Nevada 89431 (the "Borrower"), and HUDSON UNITED BANK, a bank organized under the laws of the State of New Jersey having an office at 87 Post Road East,
Westport, Connecticut 06880 (the "Lender").

                              W I T N E S S E T H :

         WHEREAS, the Borrower has requested the Lender to provide a letter of credit and term loan facility upon the terms and subject to the conditions herein set forth; and

         WHEREAS, upon the terms and subject to the conditions set forth herein, the Lender is willing to issue, and to use its best efforts to cause to be issued by Fronting Banks, letters of credit for the account of the Borrower and wholly owned Subsidiaries of the Borrower and to make term loans to the Borrower to fund payment of the reimbursement obligations arising from such letters of credit that have not been paid by the Borrower;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the Borrower and the
Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Consolidated Cash Flow" means, for any Person, for any period, the sum of (i) Unrestricted Adjusted Consolidated Net Income of such
Person and its consolidated Subsidiaries and Consolidated Persons with respect to such first Person for such period plus (ii) the aggregate amount of all non-cash charges deducted in arriving at such Unrestricted Adjusted Consolidated
Net Income less (iii) principal payments made or required to be made on account of Indebtedness during such period.

         "Affiliate" means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control"
(including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

         "Agreement" means this Letter of Credit and Loan Agreement, as amended, supplemented or otherwise modified from time to time.

AMENDED AND RESTATED

         "Auditors" means PricewaterhouseCoopers LLP, another "Big Four" firm of independent public accountants, or another nationally-recognized firm of independent public accountants selected by the Borrower and satisfactory to the
Lender in its reasonable discretion.

         "Availability Expiration Date" means the earlier of (i) the Initial
Availability Expiration Date, as such date may be extended from time to time under Section 2.2, and (ii) the date of termination of the Lender's obligation to issue, or use its best efforts to cause to be issued, Letters of Credit or to make Loans

         "Base Rate" means as of any date the higher of (i) the prime, base or equivalent rate of interest announced from time to time by Citibank, N.A. or any successor thereto (which may not be the lowest rate of interest charged by such bank) and (ii) the published annualized rate for ninety-day dealer commercial paper that appears in the "Money Rates" Section of the Wall Street Journal (U.S.
Edition).

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Reno, Nevada are required or permitted by law to close. When used in connection with the LIBOR Rate or any
Interest Period, a Business Day shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditures" means expenditures (or commitments to make expenditures that are required to be recorded as capital expenditures in accordance with GAAP) for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, and shall include all such commitments and payments in respect of expenditures for any fixed assets or improvements, replacements, substitutions or additions of or to Facilities covered by Capitalized Lease
Obligations, operating leases and leasehold improvements.

         "Capitalized Lease Obligations" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "Change of Control" means one or more of the following events:

              (i) the shareholder of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; or

              (ii) the shareholder of the Borrower shall approve any plan or proposal for a merger or consolidation to which the Borrower is a party and as a result of which either

                   (A)  the Tangible Net Worth of the survivor or successor
                        entity is less than that required under Section 7.1, or

                   (B)  the shareholder of the Borrower ceases to own a
                        sufficient amount of the voting stock of the Borrower
                        with rights to elect

                                      -2-

AMENDED AND RESTATED

                        a majority of the members of the Borrower's board of
                        directors.

         "Closing Date" means the date of execution and delivery of this
Agreement.

         "Code" has the meaning specified in Section 1.3.

         "Commitment" means the Lender's commitment to issue Letters of Credit, and to use its best efforts to cause Letters of Credit to be issued, reissued and renewed by Fronting Banks and to make Loans in an aggregate outstanding amount up to the Maximum Amount of the Facility, as such amount may be decreased from time to time in accordance with Section 2.1(g).

         "Confidential Information" means information that the Borrower or any of its Affiliates furnishes to the Lender that is designated by the Borrower or such Affiliate as being confidential, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to the Lender from a source other than the Borrower or such Affiliate which is not known at such time by the Lender to be subject to a confidentiality restriction until such time as it is known by the Lender to be subject to a confidentiality restriction.

         "Consolidated Person" means any Person that is required to be accounted for on the financial statements of another Person under FASB FIN 46,
Consolidation of Variable Interest Entities.

         "Default" means any of the events specified in Section 8.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and the sign "$" mean freely transferable lawful currency of the United States.

         "Electric Utility" means a public utility, an electric utility or an electric utility holding company or a Subsidiary of any thereof or an Affiliate of an electric utility holding company, as those terms are used in PUHCA, PURPA, the rules or regulations implementing PUHCA or PURPA or under any other
Requirement of Law.

         "Environmental Laws" means all federal, state and local statutes, laws
(including, without limitation, common or case law), rulings, regulations or governmental, administrative or judicial policies, directives, orders or interpretations applicable to the business or property of the Borrower relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) including, without limitation, the Comprehensive
Environmental Response Compensation and Liability Act, the Resource Conservation
and Recovery Act and all other laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                                      -3-

AMENDED AND RESTATED

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29
U.S.C. ss.ss. 1000 et seq., as amended, successor statutes and regulations or guidelines promulgated thereunder.

         "ERISA Affiliate" means any Person required to be aggregated with the
Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "Event of Default" means the occurrence of any of the events specified in Section 8.1.

         "Facility" means a power plant, industrial power generation infrastructure asset, or other alternative energy plant and related facilities owned or leased by the Borrower or any of its Subsidiaries, in each case with related rights under power purchase contracts, sales and service agreements, leases, easements, permits and similar contractual rights.

         "Federal Reserve Board" has the meaning specified in Section 5.1(n).

         "FERC" means the Federal Energy Regulatory Commission and any Person
succeeding to the functions thereof.

         "Financial Covenants" means those covenants set forth in Article VII.

         "Financial Statements" means the consolidated balance sheets and statements of cash flow, profits and losses and shareholders' equity of the
Borrower and its Subsidiaries and Consolidated Persons for the period specified, prepared in accordance with GAAP and consistently with prior practices.

         "Foreign Plan" has the meaning specified in Section 6.1(k).

         "Fronting Bank" means HSBC Bank USA or a U.S. federal chartered bank with offices located in any of the twenty largest cities in the United States whose combined capital and surplus is at least $1,000,000,000 and whose long-term unsecured debt is rated A or better by Standard & Poor's Corporation and A3 or better by Moody's Investors Service, Inc.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Governing Documents" means the certificate of incorporation and by-laws or other organizational or governing documents of the Borrower or Ormat
Technologies.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                                      -4-

AMENDED AND RESTATED

         "Hazardous Materials" means any and all pollutants and contaminants and any and all toxic, caustic, radioactive or hazardous materials, substances or wastes that are regulated under any Environmental Laws.

         "Indebtedness" means as of the date of determination thereof (without duplication), (i) all obligations of a Person for borrowed money of any kind or nature, including, without limitation, funded debt, and net amounts payable under currency and interest rate hedging or swap agreements or arrangements therefor, regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of a Person to pay the deferred purchase price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary course of business and are not delinquent), (iii) the then outstanding amount of withdrawal or termination liability incurred under ERISA, (iv) all Indebtedness of others secured by a Lien on any asset of a Person whether or not the
Indebtedness is assumed by such Person, (v) all Indebtedness of others to the extent guaranteed by a Person and (vi) all obligations of a Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

         "Initial Availability Expiration Date" means June 30, 2007.

         "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law,
(v) such Person shall take any corporate or similar act in furtherance of any of the foregoing or (vi) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty days or (II) such receiver, trustee, custodian or liquidator shall be appointed; provided, however, that the Lender shall have no obligation to make any Advance during the pendency of any sixty-day period described in clauses (A) and (B).

         "Interest Period" means the initial period commencing on the Closing
Date and terminating on June 30, 2004, and each subsequent three-month period determined in accordance with Section 3.1(b); provided, however, that (i) an
Interest Period may not end after the Maturity Date; and (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business
Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, any successor statute and any regulations or guidelines promulgated thereunder.

                                      -5-

AMENDED AND RESTATED

         "Internal Revenue Service" or "IRS" means the United States Internal
Revenue Service and any successor agency.

         "L/C Cash Collateral Account" means an interest-bearing cash collateral account established by the Borrower with the Lender in the name of the Borrower, but under the sole dominion and control of the Lender, subject to the terms of this Agreement.

         "Letter of Credit Request" has the meaning specified in Section 2.1(c).

         "Letters of Credit" means all letters of credit issued under Section
2.1(a) hereof for the account of the Borrower or, at the Borrower's request, for the account of any of the Borrower's wholly owned Subsidiaries.

         "Leverage Ratio" means at any time, the ratio of (i) all Indebtedness of the Borrower to (ii) the Tangible Net Worth of the Borrower.

         "Liabilities" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with
GAAP. Liabilities to Affiliates shall be treated as Liabilities except where eliminated by consolidation in financial statements prepared in accordance with
GAAP or as otherwise provided herein.

         "LIBOR Rate" means, with respect to each Interest Period, the rate determined by the Lender to be (i) the per annum rate for deposits in Dollars for a period of one month that appears on the Dow Jones Market Service (formerly
Telerate) Page 3750 Screen as of 11:00 a.m., London time, on the day that is two
Business Days prior to the first day of an Interest Period (rounded upwards, if necessary, to the nearest 1/100th of 1%); or (ii) if such rate does not appear on the Dow Jones Market Service Page 3750 Screen, the reserve adjusted rate per annum equal to the one-month London Interbank Offered Rate that appears in the
"Money Rates" section of The Wall Street Journal (U.S. Edition) on the first day of such Interest Period; or (iii) if such rate does not appear on the Dow Jones
Market Service Page 3750 Screen and The Wall Street Journal (U.S. Edition) no
longer publishes such one-month London Interbank Offered Rate, the per annum rate for deposits in U.S. Dollars for a period of one month that appears on the
Reuters Screen ISDA Page as of 11:00 a.m., London time, on the day that is two
Business Days prior to the first day of an Interest Rate Period (rounded upwards, if necessary, to the nearest 1/100th of 1%). As used under this definition, "Dow Jones Market Service Page 3750 Screen" means the display designated as "Page 3750" on the Dow Jones Market Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S.
Dollar deposits).

         "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other encumbrance or preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         "Loan" has the meaning specified in Section 2.1(d).

                                      -6-

AMENDED AND RESTATED

         "Loan Documents" means this Agreement, the Note, the Subordination
Agreement and all other documents and instruments delivered or to be delivered by the Borrower or any Affiliate under or in connection with this Agreement and designated therein as a "Loan Document," as each of the same may be amended, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature before the Availability Expiration
Date, whether singly or in conjunction with any one or more other events, acts, conditions or occurrences, whether or not related, (i) a material and adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower individually, or the
Borrower and its Subsidiaries in the aggregate and taken as a whole, which could reasonably be expected to render the Borrower unable to repay the outstanding
Loans and to reimburse or, to the extent required by the terms of this
Agreement, cash collateralize all the obligations of the Borrower with respect to the Letters of Credit.

         "Material Contract" means any long term power purchase agreement to which the Borrower or any of its Subsidiaries is a party in each case for which breach, nonperformance, cancellation or failure to renew could have a Material
Adverse Effect.

         "Maximum Amount of the Facility" means Fifteen Million Dollars
($15,000,000) less the amount of any reduction of the Commitment under Section
2.1(g) less the amount of any Letter of Credit issued by a Fronting Bank that is not re-issued, extended or renewed upon its expiration following the Borrower's request for such re-issuance, extension or renewal (if the beneficiary of such
Letter of Credit will not accept a Letter of Credit issued by the Lender).

         "Minimum Coverage Ratio" means, at any time, the ratio of (i) Adjusted
Consolidated Cash Flow for any calendar quarter or calendar year, as applicable, to (ii) the aggregate amount of all principal and interest payable by the
Borrower and its Subsidiaries on account of Indebtedness during such calendar quarter or calendar year.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section
4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which the Borrower or any ERISA Affiliate may incur any liability.

         "Note" means a promissory note of the Borrower payable to the order of the Lender, substantially in the form of Exhibit A hereto, as amended, supplemented or otherwise modified from time to time.

         "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with this Agreement, the Note, the other Loan Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit (including, but not limited to, the Letters of Credit), loan, guaranty, indemnification or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency
Event, whether or not an allowed claim),

                                      -7-

AMENDED AND RESTATED

charges, expenses, commitment, facility, unused line, closing, letter of credit or other fees, reasonable attorneys' fees, and any other sum properly chargeable to the Borrower under this Agreement, the Note, or the other Loan Documents.

         "Ormat Funding" means Ormat Funding Corp., a Delaware corporation.

         "Ormat Technologies" means Ormat Technologies, Inc., a Delaware corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person
succeeding to the functions thereof.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of
ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which the
Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time within the immediately preceding five years.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including, without limitation, any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

         "Plan" means any employee benefit plan, as defined in Section 3(3) of
ERISA, maintained or contributed to by the Borrower or any ERISA Affiliate with respect to which any of them may incur liability.

         "Prohibited Transaction" has the meaning specified in Section
5.1(s)(v).

         "Property" means any real property owned, leased or controlled by the
Borrower.

         "Pro Rata Share" means, on any date, a fraction (expressed as a percentage) (i) the numerator of which is the sum of the amount of all undrawn
Letters of Credit and the outstanding amount of the Loans on such date and (ii)
the denominator of which is the aggregate unsecured Indebtedness of the Borrower with respect to which the Borrower has any obligation to make payments of principal or interest or to create segregated cash reserves or deposit cash collateral, in each case during the twelve-month period following such date including, without limitation, the amount of all undrawn Letters of Credit and the outstanding amount of the Loans on such date.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, any successor statute and any regulations or guidelines promulgated thereunder.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, any successor statute and regulations or guidelines promulgated thereunder.

         "Reportable Event" means any of the events described in Section 4043 of
ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

                                      -8-

AMENDED AND RESTATED

         "Requirement of Law" means (i) the Governing Documents, (ii) any law, treaty, rule or regulation or determination of an arbitrator, court or other
Governmental Authority applicable to the Borrower or Ormat Technologies, or
(iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on the
Borrower or any of its property.

         "Responsible Officer" means (i) the President, the Chief Executive
Officer, the Chief Financial Officer or the Chief Operating Officer of the
Borrower, (ii) either of Rany Raviv or Connie Stechman in his or her capacity as an Authorized Representative appointed by the Board of Directors of the Borrower or (iii) any other executive officer of the Borrower approved by the Lender from time to time.

         "Solvent" means, when used with respect to any Person, that as of the date as to which such Person's solvency is to be measured:

              (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;

              (ii) it has sufficient capital to conduct its business; and

              (iii) it is able to meet its debts as they mature.

         "Subordination Agreement" means the subordination agreement between
Ormat Technologies and the Lender, substantially in the form of Exhibit B hereto, as amended, supplemented or otherwise modified from time to time.

         "Subsidiary" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity and whose accounts are consolidated with the accounts of such Person in such Person's financial statements.

         "Tangible Net Worth" means, as at any date for the determination thereof, with respect to any Person, (i) total assets determined under GAAP less
(ii) intangible assets including, without limitation, goodwill, patents, patent rights, trademarks, trade names, copyrights, design rights, franchises, bond discounts, underwriting expenses, treasury stock, organization expenses, and other similar items (other than the value of power purchase agreements, FERC licensing costs, geothermal leases and other agreements that contribute to the value of the Facilities), less (iii) total Liabilities determined under GAAP
(other than liabilities that are subordinated to the Obligations under the
Subordination Agreement).

         "Termination Event" means (i) a Reportable Event with respect to any
Pension Plan or Multiemployer Plan, (ii) the withdrawal of the Borrower or any
ERISA Affiliate from a Pension Plan during a plan year in which it was a
"substantial employer" (as defined in Section 4001(a)(2) of ERISA), (iii) the providing of notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan, (v)
any event or condition

                                      -9-

AMENDED AND RESTATED

(A) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any
Pension Plan or Multiemployer Plan, or (B) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or
(vi) the partial or complete withdrawal, within the meaning of Sections 4203 and
4205 of ERISA, of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "Unrestricted Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of any Person and its consolidated
Subsidiaries and Consolidated Persons with respect to such first Person for such period determined in conformity with GAAP and that is not restricted for use by such Person under any Requirement of Law or contract or agreement.

         SECTION 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with Articles VI, VII and VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Financial Statements delivered to the Lender on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the Financial Statements delivered to the Lender on or before the Closing Date, the certificates required to be delivered pursuant to Section 6.1(i)(ii) demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate whether the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         SECTION 1.3 Other Terms; Headings. Terms used herein that are defined in the Uniform Commercial Code, as in effect from time to time in the State of
New York (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole. An
Event of Default shall "continue" or be "continuing" unless and until such Event of Default has been waived in accordance with Section 9.11 or cured. References to Articles, Sections, Annexes, Schedules and Exhibits are internal references to this Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement.

                                   ARTICLE II

                              THE CREDIT FACILITIES

         SECTION 2.1 Letters of Credit and Loans.

         (a) Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date until (but excluding) the Availability Expiration
Date, the Lender, upon receipt of a Letter of Credit Request, shall issue, or if so requested by the Borrower from time to time, use its

                                      -10-

AMENDED AND RESTATED

best efforts to cause a Fronting Bank to issue, reissue or renew, Letters of
Credit for the account of the Borrower or, at the Borrower's request, for the account of any wholly owned Subsidiary of the Borrower. Each Letter of Credit shall be requested in accordance with the Borrower's ordinary business requirements in the ownership, operation and development of Facilities to support the obligations of the Borrower or its wholly owned Subsidiaries under power purchase or other material project agreements or Ormat Funding's debt reserve requirements with respect to Ormat Funding's 8 1/4% Senior Secured Notes due 2020, each with a tenor and containing terms acceptable to the Borrower, the
Lender and, if applicable, the Fronting Bank, and in a face amount of not less than $1,000,000. The Lender shall not be required to issue, or use its best efforts to cause the issuance of, any Letter of Credit if, after giving effect thereto, the maximum aggregate amount of (i) all Letters of Credit and Loans outstanding at such time would exceed the Maximum Amount of the Facility or (ii)
the aggregate outstanding amount of Letters of Credit from Fronting Banks would exceed $6,000,000. Notwithstanding any provision of this Agreement or any other
Loan Document, no Subsidiary of the Borrower shall be liable for any reimbursement obligation with respect to any Letter of Credit.

         (b) Unless otherwise previously agreed in writing by the Borrower and the Lender, the initial term of any Letter of Credit shall not exceed one calendar year from the date of issuance, subject to automatic renewal unless notice to the contrary is given by the Lender or the Fronting Bank, as the case may be, to the beneficiary of such Letter of Credit in writing at least thirty days before the then effective expiration date of such Letter of Credit or before the end of such longer period before the then effective expiration date as may be specified in such Letter of Credit. Each Letter of Credit shall state that, except as otherwise provided therein, such Letter of Credit is governed by the UCP 500 Uniform Customs and Practice for Documentary Credits. Each Letter of
Credit issued, at the Borrower's request, for the account of a wholly owned
Subsidiary of the Borrower shall be deemed issued for the account of the
Borrower and the obligations arising in connection therewith shall be part of the Obligations.

         (c) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Lender a written notice no later than 2:00
P.M. New York City time at least five Business Days (or such shorter period as may be agreed to by the Lender) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit C (a
"Letter of Credit Request"). The transmittal by the Borrower of each Letter of
Credit Request shall be deemed to be a representation and warranty by the
Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this Section 2.1. Prior to the date of issuance of each Letter of Credit, the Borrower shall provide to the Lender a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of such Letter of Credit, would require the Lender (in its capacity as issuing bank) or the Fronting Bank, as the case may be, to make payment under such Letter of Credit. The Lender, in its reasonable judgment, may require changes in any such documents and certificates. A Letter of Credit Request may be given in writing or electronically with prompt written confirmation. Any electronic Letter of Credit
Request shall be deemed to have been prepared by, or under the supervision of, a
Responsible Officer.

         (d) If any request for drawing under any Letter of Credit is presented to the Lender or a Fronting Bank by the beneficiary thereof prior to the
Availability Expiration Date,

                                      -11-

AMENDED AND RESTATED

(i) the Borrower shall be deemed to have requested a loan (a "Loan") on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) without regard to the satisfaction of the applicable conditions specified in Section 5.2 and the other terms and conditions of borrowing hereunder, the Lender shall, on the date of such drawing, make a Loan in the amount of such drawing, the proceeds of which shall be applied directly by the
Lender to repay the reimbursement obligation owed to the Lender or the Fronting
Bank, as the case may be, for the amount of such drawing. Each Loan shall be payable in full, with all interest accrued thereon, on the earlier of (i) twelve months after the date on which such Loan was made under Section 2.1(d) and (ii)
the Availability Expiration Date.

         (e) As between the Borrower, on the one hand, and the Lender (including in its capacity as an account party of a Fronting Bank), on the other hand, the
Borrower assumes all risks of the acts and omissions of the Lender other than the Lender's gross negligence or willful misconduct or of the misuse of the
Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of
Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, (viii) any failure of the Lender to cause a Fronting Bank to re-issue, extend or renew a Letter of
Credit despite the Lender's best efforts to cause the same and (ix) for any consequences arising from causes beyond the control of the Lender. None of the above shall affect, impair, or prevent the vesting of any of the Lender's rights or powers hereunder. Any action taken or omitted to be taken by the Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the
Lender to the Borrower.

         (f) The obligations of the Borrower to reimburse the Lender for drawings honored under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this
Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any
Letter of Credit or any other agreement or instrument relating thereto, (ii) the existence of any claim, setoff, defense or other right which the Borrower or any
Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the other Loan Documents, the transactions contemplated herein or therein or any unrelated transaction, (iii)
any draft, demand, certificate or other documents presented under any Letter of
Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (iv) the surrender or

                                      -12-

AMENDED AND RESTATED

impairment of any security for the performance or observance of any of the terms of any of the Loan Documents, (v) payment by the Lender or a Fronting Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit,
(vi) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing, or (vii) the fact that a Default or Event of Default shall have occurred and be continuing.
Any action taken or omitted to be taken by the Lender or a Fronting Bank in connection with any payment under a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the Lender or a Fronting Bank to the Borrower.

         (g) Upon not less than three Business Days' prior notice from the
Borrower to the Lender, the Borrower may reduce the Commitment permanently, in whole or in part, provided that (i) any partial reduction shall be in an integral multiple of $1,000,000 and (ii) any such notice shall be irrevocable once given.

         SECTION 2.2 Term. The Commitment shall commence on the Closing Date and extend through the Initial Availability Expiration Date, unless sooner terminated by the terms hereof, provided that the Availability Expiration Date shall be extended for successive one-year periods beyond the then-effective expiration date unless the Borrower notifies the Lender, or the Lender notifies the Borrower, in writing at least one hundred twenty days and no more than one hundred fifty days prior to the then effective Availability Expiration Date that it does not wish to extend the Availability Expiration Date.

         SECTION 2.3 Evidence of Debt; Account Statements. The Lender shall maintain in its records one or more accounts evidencing the Obligations and the amount of the Loans made by the Lender and of principal and interest payable and paid to the Lender from time to time under this Agreement. In any legal action or proceeding in respect of this Agreement, the Lender's records shall be prima facie evidence of the existence and amounts of the Obligations, absent manifest error. The Lender shall provide the Borrower with statements of the accounts maintained by it hereunder promptly following the making of each Loan, the receipt of each payment to the Lender under this Agreement, any other adjustments made by the Lender to such accounts from time to time and any other information relating to such accounts as the Borrower may reasonably request from time to time.

         SECTION 2.4 Amortization of Loans; Post-Default Cash Collateralization
of Letters of Credit.

         (a) The Borrower shall pay to the Lender in four consecutive quarterly installments, commencing on the last Business Day of the calendar quarter immediately following the making of each Loan under Section 2.1(d), and on the last Business Day of each of the three calendar quarters thereafter, the Pro
Rata Share of the Adjusted Consolidated Cash Flow for such calendar quarter (not to exceed, so long as no Event of Default has occurred and is continuing, the outstanding balance of the Loans including accrued and unpaid interest and fees and expenses payable to the Lender at such time), which payments shall be applied to the principal outstanding amount of such Loan and any accrued and unpaid interest thereon, and, if an Event of Default has occurred and is continuing, the cash collateralization in full of the undrawn amount of all outstanding Letters of Credit; provided, however, that the amount of each Loan shall be repaid in

                                      -13-

AMENDED AND RESTATED

full, and all amounts of Adjusted Consolidated Cash Flow shall be available for such repayment, on the earlier of (i) twelve months after the date on which such
Loan was made and (ii) the Availability Expiration Date.

         (b) All payments received by the Lender under subsection (a) hereof shall be applied first to any accrued and unpaid interest on the Loans and then to the outstanding principal amount of the Loans, provided that, if an Event of
Default has occurred and is continuing, the Lender shall have the right to apply all payments and other amounts received by it on account of the Obligations to such of the Obligations and in such order as it shall elect in its sole discretion.

         SECTION 2.5 Maximum Amount of the Facility; Mandatory Prepayments;
Optional Prepayments.

         (a) In no event shall (i) the sum of the aggregate outstanding principal balances of the Loans and the aggregate undrawn amount of all outstanding Letters of Credit exceed the Maximum Amount of the Facility or (ii)
the amount of Letters of Credit issued by Fronting Banks exceed $6,000,000.

         (b) In addition to any prepayment required as a result of an Event of
Default hereunder, the Borrower shall immediately upon discovery by or notice to the Borrower that the lending limit specified in Section 2.5(a) has been exceeded, prepay to the Lender an amount sufficient to reduce the outstanding balances to the applicable maximum allowed amount, or, in the case of Letters of
Credit, to cash collateralize such excess amount, without the necessity of a demand by the Lender.

         (c) The Borrower shall have the right at any time to make prepayments of the Loans without premium or penalty, upon irrevocable notice given to the
Lender prior to 4:00 P.M., New York City time, at least two Business Days prior to the date of such prepayment, specifying the date and amount thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of the Loans under this
Section shall be applied as reasonably specified by the Borrower in such notice or, if an Event of Default has occurred and is continuing, as the Lender shall elect in its sole discretion.

         (d) The entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and fees related thereto, shall become due and payable on the Availability Expiration Date.

         SECTION 2.6 Payment Procedures.

         (a) The Borrower hereby authorizes the Lender to charge the Borrower with the amount of all interest, fees, reasonable expenses and other payments to be made hereunder and under the other Loan Documents by adding such amount to the Obligations. The Lender may, but shall not be obligated to, discharge the
Borrower's payment obligations hereunder by so increasing the amount of the
Obligations.

         (b) Whenever any payment or other transfer of funds to be made hereunder shall be stated to be due or made on a day that is not a Business Day, such payment or transfer may, except as provided in the proviso to the definition of "Interest Period," be made on the next

                                      -14-

AMENDED AND RESTATED

succeeding Business Day, and, if applicable, such extension of time shall be included in the computation of the amount of interest due hereunder.

         SECTION 2.7 Payments.

         The Borrower shall make each payment hereunder not later than 4:00 P.M.
(New York time) on the day when due, in Dollars, to the Lender by wire transfer in immediately available funds to the Lender's office in Mahwah, New Jersey,
Account No. 270600002201, ABA No. 021201503, Reference: Ormat, Attention: Rose
Diaz.

                                   ARTICLE III

                           INTEREST, FEES AND EXPENSES

         SECTION 3.1 Interest.

         (a) The Borrower shall pay to the Lender interest on the Loans at an interest rate per annum equal to the LIBOR Rate plus 4.00%, payable quarterly in arrears on the last Business Day of each calendar quarter and on the
Availability Expiration Date.

         (b) The initial Interest Period for each Loan shall commence on the date such Loan is made under Section 2.1(d) and a new Interest Period shall automatically commence on the day following the last day of the initial Interest
Period (and on the day following the last day of each subsequent Interest
Period) and end in each case on the first day of the following month.

         (c) Anything in subsections (a) and (b) hereof to the contrary notwithstanding,

              (i) If the last day of an Interest Period is less than one month prior to the Maturity Date, the Loans will bear interest for the period from the last day of such Interest Period to the Maturity Date at a fluctuating rate per annum equal to the Base Rate plus 1.50%, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

              (ii) If, at least one Business Day before the last day of an
         Interest Period, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender or any of its Affiliates to perform its obligations hereunder to continue any Loan as a loan bearing interest with reference to the LIBOR Rate, the Lender shall promptly give written notice of such circumstance, and the Loans shall not thereafter bear interest with reference to the LIBOR Rate until such circumstances no longer exist, and the Loans shall thereafter during such period bear interest at a fluctuating rate per annum equal to the Base Rate plus
         1.50%, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

              (iii) If, at least one Business Day before the last day of any
         Interest Period, the LIBOR Rate cannot be determined pursuant to any of clause (i), (ii) or (iii) of the definition of such term in Section 1.1 due to a disruption in the market over which

                                      -15-

AMENDED AND RESTATED

         the Lender has no control, the Lender shall promptly give written notice of such circumstance, and the Loans shall not thereafter bear interest with reference to the LIBOR Rate until such circumstances no longer exist, and the Loans shall thereafter during such period bear interest at a fluctuating rate per annum equal to the Base Rate plus
         1.50%, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

              (iv) All interest payable by reference to the Base Rate under this subsection (c) shall be payable quarterly, in arrears, on the first
         Business Day of each calendar quarter and on the Maturity Date.

         SECTION 3.2 Interest After Event of Default. Upon the occurrence and during the continuance of an Event of Default, interest on the Loans shall be payable on demand at a rate per annum equal to the rate in effect under Section
3.1 plus 2%.

         SECTION 3.3 Commitment Fee. The Borrower shall pay to the Lender on the
Closing Date a non-refundable commitment fee in the amount of $300,000.

         SECTION 3.4 Unused Line Fee. The Borrower shall, for the period from the Closing Date through the Availability Expiration Date, pay in arrears to the
Lender on the last Business Day of each calendar quarter, commencing June 2004 and on the Availability Expiration Date, in arrears, an unused line fee equal to
..10% per annum of the difference between (a) the Maximum Amount of the Facility, and (b) the average daily outstanding amount of (i) the Loans and (ii) the aggregate undrawn amount of all outstanding Letters of Credit during such quarter or portion thereof.

         SECTION 3.5 Letter of Credit Fees. The Borrower shall pay to the Lender a non-refundable fee in the amount of 2.50% per annum (in the case of a Letter of Credit issued, re-issued, extended (whether by automatic extension or otherwise) or renewed by the Lender) and 2.75% per annum (in the case of a
Letter of Credit issued, re-issued, extended (whether by automatic extension or otherwise) or renewed by a Fronting Bank) of (a) the weighted monthly average amount stated to be available for drawing under such Letter of Credit during the year following the issuance, re-issuance, extension or renewal thereof, which shall be payable at the time of issuance, re-issuance, extension or renewal of such Letter of Credit and (b) any increase in such weighted monthly average amount resulting from amounts actually drawn under such Letter of Credit, which shall be payable at the time of each such increase (such weighted monthly average amount, including any such increase, being referred to herein as the "LC
Weighted Average"). The Borrower shall also pay or reimburse the Lender for all advising and confirming bank fees, not to exceed 0.25% per annum of the LC
Weighted Average of the applicable Letter of Credit, actually charged by the confirming bank in connection with the issuance, re-issuance, extension or renewal of any Letter of Credit that has been issued by the Lender and confirmed by such confirming bank.

         SECTION 3.6 Calculations. All calculations of interest and fees hereunder shall be made by the Lender, on the basis of a year of 360 days for the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate, fee or other payment hereunder shall be final, conclusive and binding for all purposes, absent manifest error.

                                      -16-

AMENDED AND RESTATED

         SECTION 3.7 Indemnification in Certain Events.

         (a) If after the Closing Date, (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Lender or any other banking or financial institution from which the Lender borrows funds or obtains credit, (ii) the Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any
Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has the effect described below, or the
Lender complies with any request or directive regarding capital adequacy
(whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has the direct effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender would have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by a material amount, and any of the foregoing events described in clauses (i), (ii) and (iii) increases the Lender's cost of funding or maintaining the Loans, or reduces the amount receivable in respect thereof by the Lender, then the Borrower shall, after written request by the
Lender and receipt by the Borrower of a certificate from an officer of the
Lender specifying the cause, amount and calculation of such increase or reduction, as applicable, pay to the Lender additional amounts sufficient to indemnify the Lender against such increase in cost or reduction in amount receivable.

         (b) The Borrower agrees to indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of the making of a payment or prepayment on account of a Loan on a day which is not the last day of an
Interest Period with respect thereto, including, without limitation, any loss
(excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the
Lender to fund such Loan.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1 Conditions to Initial Letter of Credit. The obligation of the Lender to issue or to use its best efforts to cause a Fronting Bank to issue the initial Letter of Credit is subject to the satisfaction of the following conditions prior to or concurrent with the issuance of such initial Letter of
Credit:

         (a) The Lender shall have received the following, each dated the date of the initial Letter of Credit or as of such earlier date acceptable to the
Lender, in form and substance satisfactory to the Lender:

              (i)  the Note, duly executed by the Borrower;

              (ii) the Subordination Agreement, duly executed by Ormat
         Technologies;

                                      -17-

AMENDED AND RESTATED

              (iii) (A) the audited Financial Statements for the fiscal year ended December 31, 2003 certified by the Auditors and (B) a certificate executed by a Responsible Officer certifying that since December 31,
         2003, except for the transactions specified in Schedule 5.1(f), no change, event, occurrence or development or event involving a prospective change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise)
         of the Borrower has occurred which has had or could reasonably be expected to have a Material Adverse Effect, and that all information provided by or on behalf of the Borrower to the Lender hereunder or in connection herewith is true and correct in all material respects;

              (iv) the opinion of counsel for the Borrower, substantially in the form of Exhibit D hereto, which the Borrower hereby requests its counsel to provide;

              (v) a copy of the Governing Documents of the Borrower and the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan
         Documents and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant
         Secretary of the Borrower certifying (A) that such copies of the
         Governing Documents and resolutions are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is or is to be a party;

              (vi) a copy of the Governing Documents of Ormat Technologies and the resolutions of the board of directors of the Ormat Technologies authorizing the execution, delivery and performance of the
         Subordination Agreement attached to which is a certificate of the
         Secretary or an Assistant Secretary of Ormat Technologies certifying
         (A) that such copies of the Governing Documents and resolutions are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of Ormat Technologies authorized to sign the Subordination
         Agreement;

              (vii) a certified copy of the certificate of the Secretary of
         State of the State of Delaware, dated within fifteen days of the
         Closing Date, listing the certificate of incorporation of the Borrower and any amendment thereto on file in such official's office and certifying that any such amendments are the only amendments to such certificate of incorporation on file in that office; and

              (viii) a good standing certificate from the Secretary of State of each state in which the Borrower is incorporated or qualified as a foreign corporation, each dated within fifteen days of the Closing
         Date.

         (b) There shall be no pending or threatened litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief with respect to

                                      -18-

AMENDED AND RESTATED

the transactions contemplated by this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby or the Borrower's business, prospects, operations, assets, liabilities or conditions (financial or otherwise), except where such litigation, proceeding, inquiry or other action could not reasonably be expected to have a Material Adverse Effect.

         (c) The Borrower shall have paid all accrued fees and reasonable expenses of the Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including the reasonable fees and expenses of counsel to the Lender) and all other fees required to be paid by the
Borrower on or before the Closing Date under Article III.

         (d) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person shall be required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing operations of the
Borrower or any of its Subsidiaries following the consummation of such transactions that have not been obtained.

         (e) The Borrower shall be in compliance in all material respects with all Requirements of Law and Material Contracts.

         (f) There shall exist no Default, and the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct immediately prior to, and after giving effect to, any Letter of
Credit to be issued on the Closing Date.

         (g) The Financial Covenants shall have been satisfied for the year ended December 31, 2003 and the calendar quarter ended March 31, 2004.

         SECTION 4.2 Conditions Precedent to Issuance of Each Letter of Credit.
The obligation of the Lender to issue and to use its best efforts to cause a
Fronting Bank to issue any Letter of Credit, other than the initial Letter of
Credit, is subject to the following conditions precedent:

         (a) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of issuance of such Letter of Credit as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall be true and correct as of such earlier date;

         (b) no Default shall have occurred and be continuing or would result from the issuance of such Letter of Credit; and

         (c) except for the transactions specified in Schedule 5.1(f), no
Material Adverse Effect shall have occurred or shall be reasonably likely to occur after giving effect to the issuance of such Letter of Credit.

         SECTION 4.3 Determinations Under Section 4.1. For purposes of determining compliance with the conditions specified in Section 4.1, the Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or to be acceptable or satisfactory to the Lender unless

                                      -19-

AMENDED AND RESTATED

the Borrower shall have received written notice from the Lender prior to the initial Loan or Letter of Credit specifying its objection thereto.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 Representations and Warranties of the Borrower. The
Borrower represents and warrants as follows:

         (a) Organization, Good Standing and Qualification. The Borrower (i) is
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to own its properties and assets and to conduct the business in which it now is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it now is, or proposes to be, engaged in business.

         (b) Authority. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan
Documents. All corporate action necessary for the execution, delivery and performance by the Borrower of the Loan Documents (including the consent of its shareholder where required) has been taken.

         (c) Enforceability. This Agreement is and, when executed and delivered, each other Loan Document to which the Borrower is a party will be, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (d) No Conflict. The execution, delivery and performance of each Loan
Document by the Borrower do not and will not contravene (i) any of the Governing
Documents of the Borrower, (ii) any Requirement of Law or (iii) any Material
Contract, and will not result in the imposition of any Liens upon any of its properties.

         (e) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, except those that have been obtained or made and are specified in Schedule 5.1(e).

         (f) Financial Data. The Borrower has provided to the Lender complete and accurate copies of audited Financial Statements for the fiscal year ended
December 31, 2003. Such statements have been prepared in accordance with GAAP consistently applied throughout the period involved and fairly present the results of operations and profits and losses of the Borrower for the period covered. Since December 31, 2003, except as specified in Schedule 5.1(f), (i)
there has been no change, occurrence, development or event which has had or could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and (ii) none of the capital stock of the Borrower has been redeemed, retired, purchased or otherwise acquired for value by the
Borrower.

                                      -20-

AMENDED AND RESTATED

         (g) Accuracy and Completeness of Information. All data, reports and information heretofore or contemporaneously furnished by or on behalf of the
Borrower in writing to the Lender for purposes of or in connection with this
Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to any executive officer of the Borrower which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and which have not been specified herein, in the
Financial Statements, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Lender.

         (h) No Joint Ventures or Partnerships. As of the Closing Date, the
Borrower is not engaged in any joint venture or partnership with any other
Person except as specified in Schedule 5.1(h).

         (i) Corporate and Trade Name. During the past five years, the Borrower has not been known by or used any corporate, trade or fictitious name other than
Ormat Nevada, Inc.

         (j) No Actual or Pending Material Modification of Business. There
exists no actual or, to the best of the Borrower's knowledge, threatened termination, cancellation, limitation, modification or change in or of the business relationship of the Borrower with any customer or group of customers whose purchases individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the
Borrower.

         (k) No Broker's or Finder's Fees. No broker or finder brought about the obtaining, making or closing of the financial accommodations afforded hereunder or in connection herewith by the Lender. No broker's or finder's fees or commissions will be payable by the Borrower to any Person in connection with the transactions contemplated by this Agreement.

         (l) Investment Company. The Borrower is not an "investment company," or an "affiliated Person" of, or "promoter" or "principal underwriter" for, an
"investment company," as such terms are defined in the Investment Company Act of
1940, as amended.

         (m) Public Utility.

              (i) Neither the Borrower nor any of its Subsidiaries (by reason of any action or inaction or by reason of the ownership or operation by it or any Affiliate of any Facility or otherwise) is subject to any type of financial, organizational or rate regulation as an Electric Utility or to be regulated as a "public utility company" or a company which is a "holding company" of a "public utility company" subject to registration with the Securities and Exchange Commission or to regulation under PUHCA.

              (ii) Neither the Lender nor any of its Affiliates will, solely
         (i.e., without regard to any other activity or operation) by reason of this Agreement and the other

                                      -21-

AMENDED AND RESTATED

         Loan Documents and the consummation of the transactions contemplated hereby and thereby, be or deemed to be, or be subject to regulation as, a "public utility company" or a company which is a "holding company" of a "public utility company" subject to registration with the Securities and Exchange Commission or to regulation under PUHCA or any other
         Requirement of Law regulating utilities or independent power producers.

              (iii) Each Facility owned by the Borrower or any of its Affiliates on the Closing Date is (A) a "qualifying facility" within the meaning of the PURPA regulations, eligible for the benefit of the exemptions provided by 18 C.P.R. ss. 292.601, (B) an "exempt wholesale generator"
         under the National Energy Policy Act of 1992 or (C) exempt from all regulation under PUHCA.

         (n) Margin Stock. The Borrower does not own any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve
System (the "Federal Reserve Board") and the proceeds of Loans will be used only for the purposes contemplated hereunder.

         (o) Taxes and Tax Returns.

              (i) To the best of the Borrower's knowledge after due inquiry, the
         Borrower has properly completed and timely filed all income tax returns, if any, it is required to file up to and including for the year ended December 31, 2003. To the best of the Borrower's knowledge after due inquiry, the information filed is complete and accurate in all material respects. To the best of the Borrower's knowledge, after due inquiry, all deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations.

              (ii) To the best of the Borrower's knowledge after due inquiry, except as specified in Schedule 5.1(o), all taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and the Borrower has no liability for taxes in excess of the amounts so paid or reserves so established.

              (iii) To the best of the Borrower's knowledge after due inquiry, except as specified in Schedule 5.1(o), (A) no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other
         Governmental Authority against the Borrower and no tax Liens have been filed and (B) there are no pending or threatened audits, investigations or claims for or relating to any liability of the Borrower for taxes and there are no matters under discussion with any Governmental
         Authority which could result in an additional liability of the Borrower for taxes beyond amounts reserved therefor in accordance with GAAP.
         Except as is required solely for the use by the Borrower of net operating loss carryforwards, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect as of the Closing Date with respect to the Borrower.

                                      -22-

AMENDED AND RESTATED

              (iv) As of the Closing Date, the Borrower is not a party to and has no obligations under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         (p) No Judgments or Litigation. Except as specified in Schedule 5.1(p), no judgments, orders, writs or decrees are outstanding against the Borrower or any of its Subsidiaries or otherwise involving any Facility, nor is there pending or, to the best of the Borrower's knowledge, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of its Subsidiaries or otherwise involving any
Facility that (i) individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the
Borrower or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

         (q) Title to Property. The Borrower has (i) good and marketable fee simple title to or valid leasehold interests in or other relevant rights in all of its real property and (ii) good and marketable title to all of its other property.

         (r) No Defaults. After giving effect to the closing of the transactions contemplated herein, neither the Borrower nor any of its Subsidiaries is in default under any term of any Material Contract or Requirement of Law, which default could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition
(financial or otherwise) of the Borrower or otherwise cause an Event of Default to occur, nor has the Borrower or any of its Subsidiaries received notice of any such default.

         (s) ERISA.

              (i) Except as specified in Schedule 5.1(s), as of the Closing
         Date, the Borrower does not maintain or contribute to any Plan.

              (ii) The Borrower and, to the best of the Borrower's knowledge, each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code) as they have become due, and, to the best of the Borrower's knowledge, no application for a funding waiver or an extension of any amortization period pursuant to
         Sections 303 and 304 of ERISA or Section 412 of the Internal Revenue
         Code has been made with respect to any Plan.

              (iii) To the best of the Borrower's knowledge no Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event. Neither the Borrower or, to the best of the
         Borrower's knowledge, any ERISA Affiliate, nor any fiduciary of any
         Plan, is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement which could reasonably be expected to have a Material Adverse Effect.

              (iv) Neither the Borrower nor, to the best of the Borrower's knowledge, any ERISA Affiliate is required to or reasonably expects to be required to provide

                                      -23-

AMENDED AND RESTATED

         security to any Plan under Section 307 of ERISA or Section 401(a)(29)
         of the Internal Revenue Code.

              (v) The Borrower is in compliance in all respects with any applicable provisions of ERISA with respect to all Plans except where such noncompliance could not reasonably be expected to have a Material
         Adverse Effect. To the best of the Borrower's knowledge, there has been no prohibited transaction as defined in Section 406 of ERISA or Section
         4975 of the Internal Revenue Code (a "Prohibited Transaction") with respect to any Plan or any Multiemployer Plan. The Borrower and, to the
         best of the Borrower's knowledge, each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each ERISA Affiliate have not incurred any liability to the PBGC and have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

              (vi) Each Plan which is intended to qualify under Section 401(a)
         of the Internal Revenue Code has received a favorable determination letter from the IRS and no event has occurred which would cause the loss of such qualification except where the loss of such qualification could not reasonably be expected to have a Material Adverse Effect.

              (vii) Neither the Borrower nor, to the best of the Borrower's knowledge, any ERISA Affiliate has instituted or intends to institute proceedings to terminate any Plan.

         (t) Labor Matters. There are no collective bargaining agreements to which the Borrower or any of its Subsidiaries is a party as of the Closing Date.
There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrower or any of its Subsidiaries is a party which, individually or in the aggregate, taken as a whole, could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition
(financial or otherwise) of the Borrower.

         (u) Compliance with Environmental Laws. The Borrower (i) is not the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials, (ii) has not filed or received any notice under any Environmental Law concerning the treatment, storage, disposal, spill or release or threatened release of any
Hazardous Materials at, on, beneath or adjacent to property owned or leased by it, or the release or threatened release at any other location of any Hazardous
Material generated, used, stored, treated, transported or released by or on behalf of the Borrower and (iii) has no knowledge of any contingent liability of the Borrower for any release of any Hazardous Materials, in each case which proceedings, investigations notices and liabilities involve an amount in excess of $1,000,000 in the aggregate and could reasonably be expected to have a
Material Adverse Effect.

                                      -24-

AMENDED AND RESTATED

         (v) Licenses and Permits. The Borrower has obtained, and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals, in each case which are material to and necessary for the operation of its business as now conducted and as proposed to be conducted.

         (w) Business and Properties. The business of the Borrower or any of its
Subsidiaries is not presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower.

         (x) Contracts, Orders, etc. Set forth on Schedule 5.1(x) is a complete and accurate list of all indentures, loan or credit agreements, lease finance agreements, guarantees, mortgages, security agreements, bonds, notes and other similar agreements or instruments, and all orders, writs, judgments, awards, injunctions and decrees, which materially affect the Borrower's right to borrow money or to incur its obligations under this Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

         SECTION 6.1 Affirmative Covenants. Until the satisfaction of all
Obligations in full, the termination of the Commitment and the expiration or, to the extent required under the terms of this Agreement, full cash collateralization of all Letters of Credit:

         (a) Corporate Existence. The Borrower shall (i) maintain its corporate existence, (ii) qualify to transact business as a foreign corporation where the nature or extent of its business or the ownership of its property requires it to be so qualified and (iii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights and privileges necessary to the conduct of its businesses or the performance of its obligations under this Agreement and the other Loan Documents, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Maintenance of Property. The Borrower shall keep all property useful, necessary and material to its business in good working order and condition (ordinary wear and tear excepted) as may be required or appropriate, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) Taxes and other Claims. The Borrower shall pay and discharge when due (i) all federal, state and local tax assessments and other governmental charges and levies imposed against the Borrower or any of its property; and (ii)
all lawful claims that, if unpaid, might by law become a Lien upon its property;
provided, however, that any such tax assessment, charge, levy or claim need not be paid if it is being contested, in good faith, by appropriate proceedings diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in accordance with GAAP.

                                      -25-

AMENDED AND RESTATED

         (d) Government Regulations. The Borrower shall comply with all applicable federal, state, local or foreign laws and regulations, including, without limitation, those relating to environmental matters, employee matters
(including the collection, payment and deposit of employees' income, unemployment and social security taxes) and with respect to pension liabilities, except where the failure to comply would not have a Material Adverse Effect.

         (e) Insurance. The Borrower shall, or, at its option, shall cause one or more of its Subsidiaries to, maintain adequate insurance on all property and assets of the Borrower and the Facilities, including fire, theft, burglary, pilferage, casualty, general liability, worker's compensation, public liability, business interruption, third party property damage and replacement value insurance under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Lender.

         (f) Books and Records; Inspections. The Borrower shall (i) maintain adequate books and records (including, without limitation, computer printouts and programs) in accordance with GAAP and otherwise reflecting all financial transactions of the Borrower and (ii) provide the Lender and its agents access to the premises of the Borrower at any reasonable time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any reasonable time on and after the occurrence of a Default.

         (g) Notification Requirements. The Borrower shall timely give to the
Lender the following notices and other documents:

              (i) Notice of Defaults. Promptly, and in any event within five
         Business Days after becoming aware of the occurrence of a Default, a certificate of a Responsible Officer specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

              (ii) Proceedings, Adverse Changes and other Events. Promptly, and in any event within ten Business Days after the Borrower becomes aware of any of the following, (A) notice of (I) any proceeding being instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which has or could reasonably be expected to have a Material Adverse Effect, (II)
         any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect being entered against the Borrower or any of its properties or assets or (III) any actual change, development or event including, without limitation, any investigation or proceeding before any Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect, and (B) a written statement describing such proceeding, order, judgment, decree, change, development or event and the action, if any, being taken with respect thereto by the Borrower.

              (iii) ERISA Notices.

                   (A)  Promptly, and in any event no later than ten Business
                        Days after the occurrence of the later of a Termination
                        Event or knowledge by the Borrower that a Termination
                        Event has

                                      -26-

AMENDED AND RESTATED

                        occurred, a written statement of a Responsible Officer
                        describing such Termination Event and any action that is
                        being taken with respect thereto by the Borrower or any
                        ERISA Affiliate, and any action taken or threatened by
                        the Internal Revenue Service, the Department of Labor or
                        the PBGC;

                   (B)  promptly, and in any event no later than ten Business
                        Days after the later of the filing thereof with the
                        Internal Revenue Service or knowledge by the Borrower of
                        such filing of an ERISA Affiliate, a copy of each
                        funding waiver request filed with respect to any Plan
                        subject to the funding requirements of Section 412 of
                        the Internal Revenue Code and all communications
                        received by the Borrower or any ERISA Affiliate with
                        respect to such request;

                   (C)  promptly, and in any event no later than ten Business
                        Days after the later of receipt by the Borrower or
                        knowledge by the Borrower of receipt by any ERISA
                        Affiliate of the PBGC's intention to terminate a Pension
                        Plan or to have a trustee appointed to administer a
                        Pension Plan, a copy of each such notice;

                   (D)  promptly, and in any event no later than ten Business
                        Days after the later of the occurrence thereof or
                        knowledge by the Borrower of the occurrence, notice
                        (including the nature of the event and, when known, any
                        action taken or threatened by the Internal Revenue
                        Service or the PBGC with respect thereto) of:

                        (I)   any Prohibited Transaction which could subject the
                              Borrower or any ERISA Affiliate to a civil penalty
                              assessed pursuant to Section 502(i) of ERISA or a
                              tax imposed by Section 4975 of the Internal
                              Revenue Code in connection with any Plan, or any
                              trust created thereunder and which could
                              reasonably be expected to have a Material Adverse
                              Effect,

                        (II)  any cessation of operations (by the Borrower or
                              any ERISA Affiliate) at a Facility in the
                              circumstances described in Section 4062(e) of
                              ERISA and which could reasonably be expected to
                              have a Material Adverse Effect,

                        (III) a failure by the Borrower or any ERISA Affiliate
                              to make a payment to a Plan required to avoid
                              imposition of a Lien under Section 302(f) of ERISA
                              or

                                      -27-

AMENDED AND RESTATED

                              Section 412(n) of the Internal Revenue Code and
                              which could reasonably be expected to have a
                              Material Adverse Effect,

                        (IV)  the adoption of an amendment to a Plan requiring
                              the provision of security to such Plan pursuant to
                              Section 307 of ERISA or Section 401(a)(29) of the
                              Internal Revenue Code and which could reasonably
                              be expected to have a Material Adverse Effect, or

                        (V)   any change in the actuarial assumptions or funding
                              methods used for any Plan, where the effect of
                              such change is materially to increase or reduce
                              the unfunded benefit liability or obligation to
                              make periodic contributions and which could
                              reasonably be expected to have a Material Adverse
                              Effect;

                   (E)  promptly upon the request of the Lender, each annual
                        report (IRS Form 5500 series) and all accompanying
                        schedules, the most recent actuarial reports, the most
                        recent financial information concerning the financial
                        status of each Plan administered or maintained by the
                        Borrower or any ERISA Affiliate, and schedules showing
                        the amounts contributed to each such Plan by or on
                        behalf of the Borrower or any ERISA Affiliate in which
                        any of its personnel participate or from which such
                        personnel may derive a benefit;

                   (F)  promptly upon the filing thereof or upon knowledge of such filing by the Borrower, copies of any Form 5310, or
                        any successor or equivalent form to Form 5310, filed
                        with the PBGC in connection with the termination of any
                        Plan, and copies of any standard termination notice or
                        distress termination notice filed with the PBGC in
                        connection with the termination of any Pension Plan;

                   (G)  promptly, and in any event no later than ten Business
                        Days after the later of receipt thereof by the Borrower
                        or knowledge by the Borrower of receipt by any ERISA
                        Affiliate, notice and demand for payment of withdrawal
                        liability under Section 4201 of ERISA with respect to a
                        Multiemployer Plan and which could reasonably be
                        expected to have a Material Adverse Effect;

                   (H)  promptly, and in any event no later than ten Business
                        Days after the later of receipt thereof by the Borrower
                        or knowledge by the Borrower of receipt by any ERISA
                        Affiliate, notice by the Department of Labor of any
                        penalty, audit, investigation or

                                      -28-

AMENDED AND RESTATED

                        any purported violation of ERISA with respect to a Plan
                        and which could reasonably be expected to have a
                        Material Adverse Effect;

                   (I)  promptly, and in any event no later than ten Business
                        Days after the later of receipt thereof by the Borrower
                        or knowledge by the Borrower of receipt by any ERISA
                        Affiliate, notice by the Internal Revenue Service or the
                        Treasury Department of any income tax deficiency or
                        delinquency, excise tax penalty, audit or investigation
                        with respect to a Plan and which could reasonably be
                        expected to have a Material Adverse Effect; and

                   (J)  promptly, and in any event no later than ten Business
                        Days after the later of receipt thereof by the Borrower
                        or knowledge by the Borrower of receipt by any ERISA
                        Affiliate, notice of any administrative or judicial
                        complaint, or the entry of a judgment, award or
                        settlement agreement, in either case with respect to a
                        Plan that could have a Material Adverse Effect.

              (iv) Material Contracts. Promptly, and in any event within ten
         Business Days after any Material Contract is terminated or amended other than amendments which are ministerial or non-substantive in nature.

              (v) Environmental Matters. Promptly, and in any event within ten
         Business Days after receipt by the Borrower thereof, copies of each (A)
         written notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging violations of any Environmental Law or requiring the Borrower to take any action in connection with the release of toxic or Hazardous Materials into the environment, or (C) written notice from a Governmental Authority or other Person alleging that the Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a
         Hazardous Material into the environment or any damages caused thereby, in each case which could reasonably be expected to have a Material
         Adverse Effect.

         (h) Casualty Loss. The Borrower shall (i) provide written notice to the
Lender, within ten Business Days, of any damage to, the destruction of or any other loss to any material asset or material property owned or used by the
Borrower or any condemnation, confiscation or other taking, in whole or in part, or any use that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by the Borrower together with the amount of the damage, destruction, loss or diminution in value, in each case if the amount involved exceeds $5,000,000 (a "Casualty
Loss") and (ii) diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss.

         (i) Financial Reporting. The Borrower shall deliver to the Lender the following:

                                      -29-

AMENDED AND RESTATED

              (i) Annual Financial Statements. As soon as available, but not later than one hundred twenty days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2004,
         (A) the Borrower's annual audited Financial Statements; (B) to the extent not included in the Financial Statements delivered pursuant to clause (A) above, a comparison in reasonable detail to the prior year's
         Financial Statements in form satisfactory to the Lender; and (C) the
         Auditors' unqualified opinion on the Borrower's annual audited
         Financial Statements for such fiscal year.

              (ii) Quarterly Financial Statements. As soon as available, but not later than sixty days after the end of the first three quarters of each fiscal year of the Borrower, commencing with the first fiscal quarter ending June 30, 2004, quarterly Financial Statements as at the end of such quarter, certified by a Responsible Officer, together with a compliance certificate signed by a Responsible Officer, substantially in the form of Exhibit E hereto, with an attached schedule of calculations demonstrating compliance with the Financial Covenants.

         (j) Punctual Payment. The Borrower shall timely pay the principal and interest and any other amount due under this Agreement and the other Loan
Documents.

         (k) ERISA. The Borrower shall (i) maintain each Plan intended to qualify under Section 401(a) of the Internal Revenue Code so as to satisfy the qualification requirements thereof, except when the failure to so comply could not reasonably be expected to have a Material Adverse Effect; (ii) contribute, or require that contributions be made, in a timely manner (A) to each Plan in amounts sufficient (I) to satisfy the minimum funding requirements of Section
302 of ERISA or Section 412 of the Internal Revenue Code, if applicable, (II) to satisfy any other Requirements of Law and (III) to satisfy the terms and conditions of each such Plan, and (B) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, in each case, except when the failure to so comply could not reasonably be expected to have a Material Adverse Effect; (iii) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including, without limitation, all applicable statutes, orders, rules and regulations); and (iv) pay in a timely manner, in all material respects, all required premiums to the PBGC. As used in this Section, "Foreign Plan" means a plan that provides retirement or health benefits and that is maintained by, or otherwise contributed to, the Borrower for the benefit of employees outside the United States.

         (l) Environmental Matters. The Borrower shall conduct its business so as to comply in all respects with all applicable Environmental Laws in all jurisdictions in which it is doing business including, without limitation, compliance with the terms and conditions of all permits and governmental authorizations, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (m) Payment of Dividends and Distributions. Subject to applicable
Requirements of Law and to contractual restrictions applicable to the Borrower or to Subsidiaries of the Borrower that are in effect from time to time, the
Borrower shall cause each of its Subsidiaries (i) to declare and pay cash dividends, partnership, limited liability company or similar distributions, or similar

                                      -30-

AMENDED AND RESTATED

forms of payment made on account of equity interests, as the case may be, so as to maximize the amount of cash distributable to the Borrower from time to time.

         (n) Solvency. The Borrower shall remain Solvent at all times.

         (o) Further Assurances. The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may at any time determine in its reasonable discretion to be necessary to carry out and consummate the transactions contemplated by the Loan Documents.

         SECTION 6.2 Negative Covenants. Until the satisfaction of all
Obligations in full, the termination of the Commitment and the expiration or, to the extent required under the terms of this Agreement, full cash collateralization of all Letters of Credit:

         (a) Consolidation and Merger. The Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time, except a transaction of merger or consolidation if the Borrower shall be the continuing or surviving corporation and its Tangible Net Worth shall, immediately after giving effect to such merger or consolidation, not be reduced as a result thereof.

         (b) Corporate Changes, etc. Except to the extent otherwise expressly permitted under this Agreement, the Borrower will not amend, alter or modify its
Governing Documents or its corporate or capital structure or status in a manner that could reasonably be expected to have a Material Adverse Effect.

         (c) Change of Business. The Borrower will not make any material change in the nature of its business as carried on at the date hereof or enter into any new type of business outside the energy industry.

         (d) Sales, etc. of Assets. The Borrower will not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all its assets.

         (e) Fiscal Year. The Borrower will not change its fiscal year from a year ending on December 31.

         (f) Accounting Changes. The Borrower will not at any time make or permit any change in accounting policies or reporting practices, except as required or permitted by GAAP.

         (g) No Prohibited Transactions Under ERISA. The Borrower will not, directly or indirectly:

              (i) engage in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in
         Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor and which could reasonably be expected to have a Material Adverse Effect;

                                      -31-

AMENDED AND RESTATED

              (ii) permit to exist with respect to any Pension Plan any
         accumulated funding deficiency (as defined in Sections 302 of ERISA and
         412 of the Internal Revenue Code), whether or not waived;

              (iii) terminate any Pension Plan where such event would result in any liability of the Borrower or any ERISA Affiliate under Title IV of
         ERISA;

              (iv) fail to make any required contribution or payment to any
         Multiemployer Plan if such failure could reasonably be expected to have a Material Adverse Effect;

              (v) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment if such failure could reasonably be expected to have a Material Adverse Effect;

              (vi) amend a Pension Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA
         Affiliate is required to provide security to such Plan under Section
         307 of ERISA or Section 401(a)(29) of the Internal Revenue Code if such amendment could reasonably be expected to have a Material Adverse
         Effect; or

              (vii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA and which could reasonably be expected to have a Material Adverse Effect.

         (h) Payment of Subordinated Debt and Amendments of Material Contracts.
The Borrower will not make any payment in violation of the Subordination
Agreement. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that any such amendment, modification, cancellation or termination could not reasonably be expected to have a Material Adverse Effect.

         (i) Use of Proceeds. The Borrower will not use any portion of the proceeds of any Letter of Credit or any Loan in violation of Section 2.1 or for the purpose of purchasing or carrying any "margin stock" (as defined in
Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of such Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

         (j) Limitation on Actions Affecting Public Utility Regulation.

              (i) The Borrower will not, and will not permit any of its
         Subsidiaries to, take or fail to take any action if, as a direct consequence thereof, the Borrower or any of its Subsidiaries would be, or be deemed to be, subject to any financial, organizational or rate regulation as an Electric Utility or to be regulated as a "public utility company" or a company which is a "holding company" or a "public utility

                                      -32-

AMENDED AND RESTATED

         company" subject to registration with the Securities and Exchange
         Commission or to regulation under PUHCA.

              (ii) The Borrower will not, and will not permit any of its
         Subsidiaries to, take or fail to take any action if, as a sole result of such action or inaction, the Lender would be "a public utility company" or a company which is a "holding company" of a "public utility company" or otherwise be subject to registration with the Securities and Exchange Commission or to regulation under PUHCA or any other
         Requirement of Law regulating utilities or independent power producers, provided that it shall not be a violation of this Section if as a result of the exercise of its remedies hereunder or under applicable law the Lender obtains control of any Facility and thus becomes subject to regulation as the owner of a "qualifying facility" as defined under the PURPA regulations, or as an "exempt wholesale generator" as defined under the National Energy Policy Act of 1992.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

         Until the satisfaction of all Obligations in full, the termination of the Commitment and the expiration or, to the extent required under the terms of this Agreement, full cash collateralization of all Letters of Credit:

         SECTION 7.1 Tangible Net Worth. The Tangible Net Worth of the Borrower
shall not be less than $85,000,000 at any time.

         SECTION 7.2 Leverage Ratio. The Leverage Ratio shall not be greater than 4.00 to 1.00 at any time.

         SECTION 7.3 Minimum Coverage Ratio. The Minimum Coverage Ratio shall not be less than 1.25 to 1.00 for any calendar quarter or any calendar year.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) the Borrower shall fail to pay any principal, interest, fees, reasonable expenses or other Obligations within thirty days of the date when due, except with respect to the last payments of principal, interest or fees due hereunder (including, without limitation, upon acceleration), which shall be payable on the date when due (or on the date of acceleration); or

         (b) the Borrower shall fail to perform or observe:

              (i) any term, condition, covenant or agreement contained in
         Section 6.1(f) or (j) or Section 6.2;

                                      -33-

AMENDED AND RESTATED

              (ii) any covenant contained in Section 6.1(g) or Article VII more than ten days after the earlier of (A) the date on which any
         Responsible Officer of the Borrower knew or reasonably should have known of such failure in the ordinary course of his or her responsibilities and (B) the date on which the Lender notified the
         Borrower in writing of such failure; or

              (iii) any term, condition, covenant or agreement contained in this
         Agreement or any other Loan Document to which it is a party (except as provided in Section 8.1(a) or (b)(i) or (ii)) more than thirty days after the earlier of (A) the date on which any Responsible Officer of the Borrower knew or reasonably should have known of such failure in the ordinary course of his or her responsibilities and (B) the date on which the Lender notified the Borrower in writing of such failure;
         provided, however, that if such failure is susceptible of cure but cannot reasonably be expected to be cured within such thirty-day period, and provided further that the Borrower shall have commenced to cure such failure within such thirty-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty-day period shall be extended for one additional thirty-day period; or

         (c) the Borrower shall dissolve, wind up or otherwise cease to conduct its business except as permitted under Section 6.2(a); or

         (d) the Borrower shall become the subject of an Insolvency Event; or

         (e) the Borrower (i) shall fail to make any payment in respect of
Indebtedness of the Borrower in an amount in excess of $5,000,000 when due
(whether at scheduled maturity or by acceleration, demand or otherwise) or (ii)
shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness of the Borrower, if the effect of such breach or default is to cause such Indebtedness to become due or redeemed or permit, after giving effect to all applicable grace periods and cure rights, the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity; or

         (f) any representation or warranty made by the Borrower under or in connection with any Loan Document, Financial Statement or certificate delivered in connection therewith shall prove to have been incorrect in any material respect when made or deemed made; or

         (g) one or more federal tax liens for more than $1,000,000 shall be filed of record against the Borrower and shall not be stayed, bonded or discharged within thirty days; or

         (h) a Change of Control shall have occurred; or

         (i) one or more judgments or orders for the payment of money in excess of $2,500,000 in the aggregate (other than judgments and orders that are fully covered by insurance and with respect to which the insurance company has accepted liability) shall be rendered against the Borrower or any of its
Subsidiaries and shall not be stayed, vacated, bonded or discharged within thirty days; or

                                      -34-

AMENDED AND RESTATED

         (j) any covenant, agreement or obligation of the Borrower referred to in Section 8.1(a) or (b)(i) shall cease to be enforceable; or

         (k) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect if such event continues to exist more than forty-five days after the date on which the Lender notified the Borrower in writing of such event; provided, however, that if such event is susceptible of reversal but cannot reasonably be expected to be reversed within such forty-five-day period, and provided further that the Borrower shall have commenced to reverse such event within such forty-five-day period and thereafter diligently and expeditiously proceeds to reverse such event, such forty-five-day period shall be extended for one additional forty-five-day period.

         SECTION 8.2 Acceleration and Cash Collateralization. Upon the
occurrence and during the continuance of an Event of Default, the Lender may:

         (a) Acceleration. Declare all Obligations immediately due and payable by written notice to the Borrower (except with respect to any Event of Default specified in (i) Section 8.1(d), in which case the Obligations shall automatically become immediately due and payable, and (ii) Section 8.1(e)(ii), in which case the Lender may not, solely based on such Event of Default, declare the Obligations immediately due and payable if the holder or holders of the
Indebtedness with respect to which there is a breach or default have not declared such Indebtedness due or required such Indebtedness to be redeemed)
without presentment, demand, protest or any other action or obligation of the
Lender except as stated in this subsection.

         (b) Termination of Commitment. Declare the Commitment immediately terminated (except with respect to any Event of Default specified in Section
8.1(d), in which case the Commitment shall automatically terminate) and, at all times thereafter, any Letter of Credit issued or caused to be issued by the
Lender and any Loan made by the Lender pursuant to this Agreement shall be in the Lender's sole and absolute discretion.

         (c) Cash Collateralization. With respect to all Letters of Credit outstanding at the time of an Event of Default, require the Borrower to make deposits in the L/C Cash Collateral Account in accordance with Section 2.4(a) up to an amount equal to 105% of the aggregate then undrawn amount of the outstanding Letters of Credit. While the Event of Default continues, amounts held in the L/C Cash Collateral Account shall be under the sole dominion and control of the Lender and shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in the L/C
Cash Collateral Account, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all
Obligations in respect of Letters of Credit shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in the L/C
Cash Collateral Account shall be returned to the Borrower. If the Event of
Default is cured, waived or otherwise ceases, any amounts then on deposit in the
L/C Cash Collateral Account shall be returned to the Borrower within ten
Business Days.

         (d) Excess Cash Collateral. If at any time the balance in the L/C Cash
Collateral Account exceeds 105% of the aggregate then undrawn amount of the outstanding Letters of Credit, then such excess amounts shall be returned to the
Borrower within ten Business Days of the date on which such excess arose.

                                      -35-

AMENDED AND RESTATED

         (e) Security Interest. The Lender shall have, and the Borrower hereby grants to the Lender, a security interest in the L/C Cash Collateral Account which security interest shall attach and become effective at the time the L/C
Cash Collateral Account is established.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT
OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR
IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER
SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE
INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION
5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF
NEW YORK.

         SECTION 9.2 SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN THE
BORROWER AND THE LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR
ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR
OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW
YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN;
PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED
BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN ANY
LOCATION REASONABLY SELECTED BY THE LENDER IN GOOD FAITH TO ENABLE THE LENDER TO
REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR
OF THE LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE
LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING,
WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON
CONVENIENS.

         SECTION 9.3 SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY
DESIGNATES CT CORPORATION, 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS THE
DESIGNEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE
BORROWER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH
PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL
TO THE BORROWER, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT
AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE
RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 9.4 JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY WAIVES
TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A

                                      -36-

AMENDED AND RESTATED

TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY
WAY RELATING TO (I) THIS AGREEMENT, (II) ANY OTHER LOAN DOCUMENT OR OTHER
PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE BORROWER AND THE LENDER,
OR (III) ANY CONDUCT, ACT OR OMISSION OF THE BORROWER, THE LENDER OR ANY OF
THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN
EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

         SECTION 9.5 LIMITATION OF LIABILITY. THE BORROWER HEREBY WAIVES ALL
FUTURE CLAIMS AGAINST THE LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR
PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT OF THE LENDER.

         SECTION 9.6 Delays; Partial Exercise of Remedies. No delay or omission of the Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the
Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         SECTION 9.7 Notices. Except as otherwise provided herein, all notices and correspondence hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Lender, then to United Capital, c/o Hudson United Bank, 87 Post
Road East, Westport, Connecticut 06880, Telecopy: (203) 328-9339, Attention: Mr.
Jerome P. Peters, Jr., Senior Vice President, with a copy to Luskin, Stern &
Eisler LLP, 330 Madison Avenue, New York, New York 10017, Telecopy: (212)
293-2705, Attention: Nathan M. Eisler, Esq., and if to the Borrower, then to
Ormat Nevada Inc., 980 Greg Street, Sparks, Nevada 89431, Telecopy: (775)
356-9039, Attention: President, or, in each case, to such other address specified by either party in writing to the other party in the manner required under this Section. All such notices and correspondence shall be deemed given
(i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

         SECTION 9.8 Assignments and Participations.

         (a) Borrower Assignment. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the
Lender.

         (b) Lender Assignment. The Lender, with the prior written consent of the Borrower which shall not be unreasonably withheld or delayed, may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement, the Note and the other Loan Documents.

         SECTION 9.9 Indemnification; Reimbursement of Expenses of Collection.

         (a) The Borrower hereby indemnifies and agrees to defend and hold harmless the Lender and its directors, officers, agents, employees and counsel
(each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or

                                      -37-

AMENDED AND RESTATED

expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (i) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by the Borrower of the Letters of Credit or the proceeds of the Loans or (C) the Lender's entering into this Agreement, the other Loan Documents or any other agreement or document relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(ii) any remedial or other action taken by the Borrower or the Lender in connection with compliance by the Borrower, or any of its properties, with any federal, state or local Environmental Laws. In addition, the Borrower shall, upon demand, pay to the Lender all reasonable costs and expenses incurred by the
Lender (including, without limitation, recording costs and the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and, upon the occurrence and during the continuance of an
Event of Default, pay to the Lender all reasonable costs and expenses
(including, without limitation, the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Lender in (A) enforcing or defending its rights under or in respect of this Agreement, the other Loan
Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations, and (C)
obtaining any legal, accounting or other advice reasonably required in connection with any of the foregoing. If and to the extent that the Obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such
Obligations which is permissible under applicable law.

         (b) The Borrower's obligations under this Section 9.9 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of its other obligations set forth in this Agreement.

         SECTION 9.10 Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender or any of its Affiliates may have under applicable law, and whether or not the Lender has made any demand or the
Obligations of the Borrower have matured, the Lender and its Affiliates shall have the right to appropriate and apply to the payment of the Obligations of the
Borrower all (i) deposits of the Borrower or any of its Affiliates held by the
Lender or any of its Affiliates other than deposits in any of the accounts specified in Schedule 9.10 or any successor or other special account held by the
Lender or any of its Affiliates as a depository for funds on deposit to secure or support financings provided by other Persons to the Borrower or its
Affiliates and (ii) other obligations then or thereafter owing by the Lender or any of its Affiliates to the Borrower or any of its Affiliates.

         SECTION 9.11 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document shall be effective unless in writing and signed by the party to be charged thereby.

                                      -38-

AMENDED AND RESTATED

         SECTION 9.12 Nonliability of Lender. The relationship between the
Borrower and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         SECTION 9.13 Counterparts; Telecopied Signatures. This Agreement and
any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original counterpart.

         SECTION 9.14 Severability. In case any provision in or obligation under this Agreement, the Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 9.15 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the
Borrower and the Lender hereby agree that all agreements among them under this
Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money loaned to the
Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this
Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under New York (or such other jurisdiction's)
law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Loan
Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread

                                      -39-

AMENDED AND RESTATED

throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness.
The terms and provisions of this Section shall control every other provision of this Agreement and all agreements between the Borrower and the Lender.

         SECTION 9.16 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. THIS AGREEMENT
AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE
BORROWER AND THE LENDER IN RESPECT OF THE SUBJECT MATTER HEREOF, SUPERSEDE ANY
PRIOR WRITTEN AND VERBAL AGREEMENTS BETWEEN THEM IN RESPECT OF THE SUBJECT
MATTER HEREOF, AND SHALL BIND AND BENEFIT THE BORROWER AND THE LENDER AND THEIR
RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

         SECTION 9.17 References to Ormat Technologies. No reference to Ormat
Technologies in this Agreement or any of the other Loan Documents shall be deemed to create any liability of Ormat Technologies for the Obligations, provided that the Lender hereby reserves any claims it may have against Ormat
Technologies for liability under laws relating to undercapitalization, fraud or any other acts that could result in liability of a shareholder for the obligations of its subsidiary.

                                      -40-

AMENDED AND RESTATED

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                             ORMAT NEVADA INC.

                                             By: /s/ Connie Stechman
                                                 ----------------------------
                                                 Connie Stechman
                                                 Authorized Representative

                                             HUDSON UNITED BANK

                                             By: /s/ Jerome Peters
                                                 ----------------------------
                                                 Jerome P. Peters, Jr.
                                                 Senior Vice President

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(e)

                              CONSENTS AND FILINGS

                                      None.

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(f)

                              MATERIAL TRANSACTIONS

         Each of the following has occurred since December 31, 2003:

1.       The acquisition by ORNI 8 LLC, a subsidiary of the Borrower, of 100% of the interests in CE Puna Limited Partnership, a Maryland general partnership and Puna Geothermal Venture, a Hawaii general partnership, pursuant to the Purchase and Sale Agreement, dated as of April 22,
         2004, by and among Constellation Power, Inc., a Maryland corporation, as seller, COSI Puna, Inc., a Maryland corporation, ORNI 8 LLC, a
         Delaware limited liability company, as purchaser, and Borrower, as purchaser's parent.

2.       The acquisition by ORNI 11 LLC and ORNI 12 LLC, each a subsidiary of the Borrower, of 100% of the general and limited partnership interests of Yankee Caithness Joint Venture, L.P., a Delaware limited partnership, pursuant to the Purchase and Sale Agreement, dated as of
         May 20, 2004, by and among Nevada Power Holdings, LLC, a Delaware limited liability company, and Steamboat Finance Holdings, LLC, a
         Delaware limited liability company, as sellers, and ORNI 11 LLC, a
         Delaware limited liability company, and ORNI 12 LLC, a Delaware limited liability company, as purchasers.

3.       The application of the Financial Accounting Standards Board's guidelines, FASB FIN 46, Consolidation of Variable Interest Entities,
         to the Borrower and the Borrower's Affiliates.

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(h)

                         JOINT VENTURES OR PARTNERSHIPS

                                      None.

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(o)

                              TAXES AND TAX RETURNS

                                      None.

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(p)

                             JUDGMENTS OR LITIGATION

                                      None.

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(s)

                                      ERISA

Ormat Nevada Inc., a Delaware corporation, maintains or contributes to the following plans:

1. Ormat 401(k) Plan

2. Short Term Disability Plan

3. Long Term Disability Plan

4. Group Term Life Insurance

5. Guardian Dental

6. VSP Vision Care Benefits

7. CBSA Group Medical Plan

AMENDED AND RESTATED

                                                                 SCHEDULE 5.1(x)

                             CONTRACTS, ORDERS, ETC.

                                      None.

AMENDED AND RESTATED

                                                                 SCHEDULE 9.10

                                EXCLUDED ACCOUNTS

--------------------------------------------------------------------------------
                              Name of Account                    Account Number
--------------------------------------------------------------------------------
OrCal Geothermal Revenue Account                                   2897400361
--------------------------------------------------------------------------------
OrCal Geothermal O&M Account                                       2897400370
--------------------------------------------------------------------------------
OrCal Geothermal Debt Service Reserve Account                      2897400389
--------------------------------------------------------------------------------
OrCal Geothermal Lease Suspense Account                            2897400398
--------------------------------------------------------------------------------
OrCal Geothermal Capital Expenditures Payment Account              2897400405
--------------------------------------------------------------------------------
OrCal Geothermal Distribution Suspense Account                     2897400414
--------------------------------------------------------------------------------
OrCal Geothermal Loss Proceeds Account                             2897400423
--------------------------------------------------------------------------------
OrCal Geothermal Funding Account                                   2897400432
--------------------------------------------------------------------------------
Ormesa Revenue Account                                             2897400272
--------------------------------------------------------------------------------
Ormesa Debt Service Reserve Account                                2897400281
--------------------------------------------------------------------------------
Ormesa Restoration Sub-Account                                     2897400316
--------------------------------------------------------------------------------
Ormesa Loss Proceeds Account                                       2897400307
--------------------------------------------------------------------------------
Ormesa O&M Account                                                 2897400290
--------------------------------------------------------------------------------

AMENDED AND RESTATED

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

                                                              New York, New York

                                                                   ---- --, ----

         FOR VALUE RECEIVED, Ormat Nevada Inc., a Delaware corporation having its chief executive office and principal place of business at 980 Greg Street,
Sparks, Nevada 89431 (the "Borrower"), hereby unconditionally promises to pay to the order of Hudson United Bank, a bank organized under the laws of the State of
New Jersey (the "Lender"), at the Lender's office at 87 Post Road East,
Westport, Connecticut 06880 or at such other location as the Lender may from time to time designate in writing, in lawful money of the United States of
America and in immediately available funds, the principal amount of each Loan made by the Lender to the Borrower under Section 2.1(d) of the Credit Agreement
(as defined below) in four consecutive quarterly installments, commencing on the last Business Day of the calendar quarter immediately following the making of such Loan in accordance with Section 2.4(a) of the Credit Agreement, provided that the amount of each Loan shall be repaid in full on the earlier of (i)
twelve months after the date on which such Loan was made and (ii) the
Availability Expiration Date. The Borrower further promises to pay interest in like money and funds to the Lender at the aforementioned address (or at such other location as the Lender may from time to time designate in writing) on the unpaid principal amount of each Loan from time to time outstanding from and including the date hereof until paid in full at the rates and on the dates determined in accordance with Sections 3.1 and 3.2 of the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Letter of Credit and Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") between the Borrower and the Lender.

         This Note is the Note referred to in the Credit Agreement and shall be entitled to the benefit of all terms and conditions of, and the security of all security interests, liens and rights granted under or in connection with, the
Credit Agreement and the other Loan Documents, and is subject to optional and mandatory prepayment as provided in the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable as provided in the Credit
Agreement.

         The Borrower acknowledges that the holder of this Note may assign, transfer or sell all or a portion of its rights and interests in, to and under this Note to one or more Persons as provided in the Credit Agreement and that such Persons shall thereupon become vested with all of the rights and benefits of the Lender in respect hereof as to all or that portion of this Note which is so assigned, transferred or sold.

         In the event of any conflict between the terms hereof and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit
Agreement shall control.

         The Borrower waives presentment, demand for payment, protest and notice of dishonor of this Note and authorizes the holder hereof, without notice, to increase or decrease the

rate of interest on any amount owing under this Note in accordance with the
Credit Agreement. The Borrower shall make all payments hereunder without setoff, recoupment, deduction or counterclaim. No failure to exercise and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. This Note may not be changed or modified orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, change or modification is sought.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE AND ANY
DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, WHETHER SOUNDING IN
CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS
(AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE
NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

         EACH OF THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER HEREBY
WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN
ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
THIS NOTE OR ANY CONDUCT, ACTS OR OMISSIONS OF THE BORROWER, THE LENDER OR ANY
OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER
AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR
OTHERWISE.

                                                 ORMAT NEVADA INC.

                                                 By:
                                                    ----------------------------
                                                    Connie Stechman
                                                    Authorized Representative

                                       2

                                                                       EXHIBIT B

                             SUBORDINATION AGREEMENT

         SUBORDINATION AGREEMENT dated as of ____ __, ____ (this "Agreement")
between Ormat Technologies, Inc., a Delaware corporation (together with its successors and assigns, the "Junior Lender"), and Hudson United Bank, a bank organized under the laws of the State of New Jersey (together with its successors and assigns, "Hudson United").

                              W I T N E S S E T H :

         WHEREAS, Ormat Nevada Inc., a Delaware corporation ("Ormat Nevada"), is a wholly owned Subsidiary of the Junior Lender and has intercompany indebtedness to the Junior Lender which is evidenced by the Credit Facility dated December
18, 2003 in an amount up to $80,000,000 (as amended, supplemented or otherwise modified from time to time, the "Junior Credit Facility") from Ormat Nevada in favor of the Junior Lender; and

         WHEREAS, it is a condition precedent to the effectiveness of the Letter of Credit and Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "HUB Credit Agreement") between Ormat
Nevada and Hudson United that the Junior Lender and Ormat Nevada shall have executed and delivered this Agreement subordinating the Junior Lender's rights with respect to the Junior Obligations (as defined below) to the rights of
Hudson United with respect to the HUB Obligations (as defined below);

         NOW, THEREFORE, in consideration of the promises contained herein and to induce Hudson United to enter into the HUB Credit Agreement and to issue, or cause to be issued, letters of credit and to make term loans thereunder, the
Junior Lender agrees as follows:

         SECTION 1. DEFINITIONS.

         (a) "Pro Rata Share", as used herein, means, at any time, a fraction
(expressed as a percentage) (i) the numerator of which is the sum of the amount of all undrawn Letters of Credit and the outstanding amount of the Loans at such time and (ii) the denominator of which is the aggregate unsecured Indebtedness of the Borrower including, without limitation, the amount of all undrawn Letters of Credit and the outstanding amount of the Loans at such time.

         (b) All other capitalized terms not otherwise defined herein shall have the meanings set forth in the HUB Credit Agreement, and the rules of usage set forth therein shall apply hereto.

         SECTION 2. SUBORDINATION.

         (a) All Junior Obligations, and all rights and remedies of the Junior
Lender with respect thereto, are and shall at all times continue to be subject, subordinate and junior in right of payment in the manner provided herein to the
HUB Obligations including, without limitation, all interest on the HUB
Obligations at the applicable rates stated in the HUB Credit

Agreement from the date of the filing by or against Ormat Nevada of a petition under any bankruptcy, insolvency or similar law to the date of the indefeasible payment in full of the HUB Obligations, in each case whether or not such interest is an allowable claim under any such law or in any case or proceeding thereunder ("Postpetition Interest"). The term "Junior Obligations," as used in this Agreement, shall mean the Liabilities of Ormat Nevada to the Junior Lender under the Junior Credit Facility (including extensions, modifications, refinancings, renewals and refundings thereof). The term "HUB Obligations," as used in this Agreement, shall mean the principal amount of and premium, if any, and interest (including, without limitation, Postpetition Interest) on all
Obligations of Ormat Nevada to Hudson United under the HUB Credit Agreement together with all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by, Hudson United (including extensions, modifications, refinancings, renewals and refundings thereof).

         (b) The Junior Lender shall not receive or accept any payment on the
Junior Obligations, whether as principal, premium, interest or otherwise
(including by setoff or right of recoupment) if, and for so long as, a Default has occurred under the HUB Credit Agreement or a Default would occur under the
HUB Credit Agreement as a result of any such payment, unless and until all the
HUB Obligations including, without limitation, all Post-petition Interest have been paid in full in cash.

         (c) The Pro Rata Share of any amounts received by the Junior Lender as payment on the Junior Obligations in violation of this Agreement shall be held in trust for Hudson United and, as soon as possible, turned over to Hudson
United and applied against the HUB Obligations until the Commitment has been terminated, the HUB Obligations have been paid in full in cash and all Letters of Credit have (at Ormat Nevada's option or if required by the HUB Credit
Agreement) been fully cash collateralized or have terminated or expired.

         (d) The Junior Lender will not commence any action or proceeding against Ormat Nevada to recover all or any part of the Junior Obligations or join with any creditor, unless Hudson United shall also have joined, in bringing against Ormat Nevada any such proceeding including, without limitation, any proceeding under any bankruptcy, insolvency or similar law or any other proceeding the result of which could give rise to an Insolvency Event until the date on which the Commitment has been terminated, the HUB Obligations have been paid in full in cash and all Letters of Credit have (at Ormat Nevada's option or if required by the HUB Credit Agreement) been fully cash collateralized or have terminated or expired.

         (e) Upon the occurrence of any Insolvency Event of Ormat Nevada or in the event of a sale of all or substantially all of the assets or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization of Ormat Nevada, the HUB Obligations shall first be paid in full in cash before the Junior Lender shall be entitled to receive any money, distributions or other assets in any such proceeding. In any such event, Hudson
United may (without having any obligation to do so), and is hereby irrevocably authorized and granted an exclusive power (which power is coupled with an interest), but without imposing any obligation upon Hudson United, to demand, sue for, collect or receive the Pro Rata Share of every such payment or distribution of cash, property, stock or obligations, and to give acquittance therefor, to file claims and proofs of claim in any statutory or nonstatutory proceeding, to exercise the rights of the Junior Lender arising under or relating to the Junior

                                       -2-

Credit Facility and to vote the claim under the Junior Credit Facility in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors' meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender is entitled to vote, in each case to the extent of the Pro Rata Share of such claims and rights. In furtherance of the foregoing, at the request of Hudson United, the
Junior Lender shall execute and deliver to Hudson United a power of attorney and such further powers and instruments as Hudson United may request to enable the
Hudson United to enforce its rights under this subsection.

         (f) Hudson United may, at any time and from time to time, without the consent of or notice to the Junior Lender, without incurring responsibility or liability to the Junior Lender and without impairing or releasing any right or remedy of Hudson United hereunder:

         (i) With the written consent of Ormat Nevada, change the manner, place or terms of payment or change or extend the time of payment of, or renew, increase or alter the HUB Obligations, amend the HUB Credit Agreement or any other Loan Document in any manner or enter into or amend in any manner any other agreement relating to the HUB Obligations;

         (ii) Exchange, release, dispose of or otherwise deal with any cash collateral or other property by whomsoever at any time pledged to secure, or howsoever securing, the HUB Obligations, in each case in accordance with the terms of the HUB Credit Agreement or with the written consent of, or at the request of, Ormat Nevada;

         (iii) Release any Person liable in any manner for the payment or collection of any of the HUB Obligations;

         (iv) Exercise or refrain from exercising any rights against Ormat
    Nevada or any other Person; or

         (v) Apply any sums by whomsoever paid or however realized to the HUB
    Obligations.

         (g) The Junior Lender waives notice of acceptance of this Agreement.

         (h) The Junior Lender will cause the Credit Facility and any other instrument that evidences any Junior Obligations to bear upon its face a statement or legend to the effect that such instrument is subordinated to the
HUB Obligations in the manner and to the extent set forth in this Agreement. The
Junior Lender shall reflect on its financial statements that the Junior
Obligations are so subordinated to the Senior Obligations.

         (i) Subject to the payment in full of the HUB Obligations in immediately available funds, the Junior Lender shall be subrogated to Hudson
United's rights to receive payments or distributions in cash or property applicable to the HUB Obligations, and no payment or distribution made to Hudson
United by virtue of this Agreement that otherwise would have been made to the
Junior Lender shall be deemed to be a payment by Ormat Nevada

                                       -3-

on account of the Junior Obligations, it being understood that the provisions of this Section 2 are intended solely for the purpose of defining the relative rights of the Junior Lender, on the one hand, and Hudson United, on the other hand.

         (j) The Junior Lender will not sell, assign, transfer or otherwise dispose of all or any part of the Junior Obligations to any Person without having first obtained such Person's agreement in writing to be bound as the
Junior Lender's successor by the terms of this Agreement.

         Nothing contained in this Agreement is intended to or shall impair, as between Ormat Nevada, its creditors (other than Hudson United) and the Junior
Lender, the obligation of Ormat Nevada, which is absolute and unconditional, to pay to the Junior Lender the principal of and the premium, if any, and the interest on the Junior Obligations as and when the same shall become due and payable in accordance with, and subject to, the terms of this Agreement and the
Junior Credit Facility, or to affect the relative rights of the Junior Lender and the creditors of Ormat Nevada (other than Hudson United).

         Nothing contained in this Agreement is intended to subordinate or shall be construed as subordinating, to any obligation whatsoever, including the HUB
Obligations, any payment or obligation now or hereafter due and payable from
Ormat Nevada to the Junior Lender, other than the Junior Obligations.

         Hudson United hereby acknowledges that the rights of the Junior Lender under the Junior Credit Facility may be subordinated in the future to the rights of other creditors of Ormat Nevada.

         SECTION 3. TERMINATION. This Agreement shall terminate and cease to be of further effect upon the termination of the Commitment, the payment in full in cash of the HUB Obligations and the termination or expiration or (at Ormat
Nevada's request or if required by the HUB Credit Agreement) cash collateralization in full of all Letters of Credit.

         SECTION 4. BENEFIT OF AGREEMENT. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person including, without limitation, Ormat Nevada (but excluding Junior Lender and Hudson United) any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of Hudson United or the Junior Lender, as applicable.

         SECTION 5. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to Hudson United, then to Hudson United Bank, 87 Post Road East,
Westport, Connecticut 06880, Telecopy: (203) 328 9339, Attention: Mr. Jerome P.
Peters, Jr., Senior Vice President, with a copy to Luskin, Stern & Eisler LLP,
330 Madison Avenue, New York, New York 10017, Telecopy: (212) 293 2705,
Attention: Nathan M. Eisler, Esq., and if to the Junior Lender or Ormat Nevada,
then to c/o Ormat Technologies, Inc., 980 Greg Street, Sparks, Nevada 89431,
Telecopy: (775) 356-9039, Attention: President,

                                      -4-

or, in each case, to such other address as a party may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three
Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

         SECTION 6. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Junior Lender or
Ormat Nevada therefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged thereby.

         SECTION 7. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of Hudson United to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by Hudson
United of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         SECTION 8. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement and any
waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

         SECTION 9. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS; CONFLICT. This
Agreement constitutes the entire agreement among the parties in respect of the subject matter hereof, supersedes any prior written and verbal agreements among them in respect of the subject matter hereof and shall bind and benefit the parties (including, without limitation, Hudson United) and their respective successors and permitted assigns. In the event of any express conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the HUB Credit Agreement or the Loan Documents or the Junior
Credit Facility, the provisions of this Agreement shall control.

         SECTION 11. SPECIFIC PERFORMANCE. HUDSON UNITED IS HEREBY AUTHORIZED TO
DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE JUNIOR LENDER
SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT
APPLICABLE TO IT. THE JUNIOR LENDER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED
ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH
REMEDY OF SPECIFIC PERFORMANCE.

         SECTION 12. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT
OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF

                                      -5-

OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR
EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE
CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL
OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

         SECTION 13. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN THE JUNIOR
LENDER AND HUDSON UNITED ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT,
WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED
ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS
TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT HUDSON UNITED
SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED
AGAINST THE JUNIOR LENDER IN ANY LOCATION REASONABLY SELECTED BY HUDSON UNITED
IN GOOD FAITH TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF HUDSON
UNITED. THE JUNIOR LENDER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION
OF THE COURT IN WHICH HUDSON UNITED HAS COMMENCED A PROCEEDING CONSISTENT WITH
THIS SECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF
VENUE OR BASED ON FORUM NON CONVENIENS.

         SECTION 14. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE
FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR
PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS
AGREEMENT OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF THE JUNIOR LENDER, ORMAT
NEVADA, HUDSON UNITED OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES,
AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN
CONTRACT, TORT OR EQUITY OR OTHERWISE.

                                      -6-

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.

                                              ORMAT TECHNOLOGIES, INC.

                                              By:
                                                 -------------------------------
                                                 Connie Stechman
                                                 Authorized Representative

                                              HUDSON UNITED BANK

                                              By:
                                                 -------------------------------
                                                 Jerome P. Peters, Jr.
                                                 Senior Vice President

                                      -7-

                                 ACKNOWLEDGEMENT

         Ormat Nevada Inc. hereby acknowledges the provisions of the foregoing
Subordination Agreement and agrees to abide by the terms thereof.

                                               ORMAT NEVADA INC.

                                               By:
                                                  ------------------------------
                                                  Connie Stechman
                                                  Authorized Representative

                                                                       EXHIBIT C

                       [Form of Letter of Credit Request]

                                                                ----------, ----

Hudson United Bank
87 Post Road East
Westport, Connecticut  06880
Attention:  Mr. Jerome P. Peters, Jr.

Ladies and Gentlemen:

         The undersigned, Ormat Nevada Inc. (the "Borrower"), refers to the
Letter of Credit and Loan Agreement dated as of June __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement";
capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) between the Borrower and Hudson
United Bank (the "Lender"), and hereby irrevocably requests that the Lender
[issue] [use its best efforts to cause a Fronting Bank to issue] a Letter of
Credit for the account of [the Borrower] [_________, a wholly owned Subsidiary of the Borrower] (the "Proposed Issuance") containing the following terms:

         1.   Date of Issuance:
                               --------------------------

         2.   Face Amount: US$
                              ---------------------------

         3.   Expiration Date:
                              ---------------------------

         4.   Beneficiary: [Name and Address]

                           ------------------------------

                           ------------------------------

                           ------------------------------

                           ------------------------------

         The undersigned hereby certifies that the following statements will be true and correct on the date of the Proposed Issuance:

         (A)  the representations and warranties contained in the Credit
              Agreement and the other Loan Documents are true and correct on and as of the date of the Proposed Issuance as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case they were true and correct on and as of such earlier date);

         (B)  no Default has occurred and is continuing or would result from such Proposed Issuance;

         (C)  except for the transactions specified in Schedule 5.1(f) to the
              Credit Agreement, no Material Adverse Effect has occurred or is reasonably likely to occur after giving effect to the Proposed
              Issuance; and

         (D)  the Proposed Issuance may be issued in accordance with and will not violate any of the requirements of Section 2.1 of the Credit
              Agreement).

                                         ORMAT NEVADA INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       2

                                                                       EXHIBIT D

                       [Chadbourne & Parke LLP Letterhead]

                                  June __, 2004

Hudson United Bank
87 Post Road East
Westport, Connecticut 06880

Ladies and Gentlemen:

         We have acted as special New York counsel to (a) Ormat Nevada Inc., a
Delaware corporation (the "Borrower") in connection with the preparation, execution and delivery of the Letter of Credit and Loan Agreement of even date herewith (the "Credit Agreement") between the Borrower and Hudson United Bank
(the "Lender") and (b) Ormat Technologies, Inc., a Delaware corporation ("Ormat
Technologies") in connection with the preparation, execution and delivery of the
Subordination Agreement of even date herewith (the "Subordination Agreement")
between Ormat Technologies and the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the
Credit Agreement. This opinion is delivered pursuant to Section 4.1(a)(iv) of the Credit Agreement.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each of which is dated the date hereof unless otherwise noted:

         A.   The Credit Agreement;

         B.   The Note;

         C.   The Subordination Agreement;

         D.   Each of the agreements, instruments, and other documents listed on
Schedule 1 hereto;

         E.   The Certificate of Incorporation of each of the Borrower and Ormat
Technologies (together, the "Corporations"), as amended, certified on June 23,
2004 by the Secretary of State of the State of Delaware, and the By-Laws of each of the Corporations, as amended, certified as in effect on the date hereof by the Secretaries of the Corporations, as applicable; and

         F.   The long-form good standing certificate, dated as of June 18,
2004, from the Secretary of State of the State of Delaware for each of the
Corporations.

         The documents referenced in paragraphs A through C above are hereinafter referred to as the "Loan Documents." The documents referenced in paragraphs A through F above are hereinafter referred to as the "Examined
Documents."

                                       -2-

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments, and such certificates and comparable documents of public officials and of officers and representatives of the Corporations, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic copies, or facsimiles. In rendering the opinions set forth below, we have relied, to the extent we deemed necessary or appropriate as a basis for such opinions, on certificates, orders, decrees, correspondence, and other documents from public officials as to the matters stated in such documents. As to questions of fact material to the opinions set forth below, we have relied, to the extent we deemed necessary or appropriate as a basis for such opinions, upon the representations and warranties of the Corporations contained in the Loan
Documents and other certificates of their respective officers and other representatives, and of public officials.

         In such examination, we have assumed, without investigation, (a) the due execution and delivery pursuant to due authorization on behalf of each of the parties to each of the Loan Documents (other than the Corporations), (b)
that each party to each Loan Document (other than the Corporations) is duly organized or formed, validly existing, and in good standing under the law of the jurisdiction of its organization or formation and has full power and authority to enter into and carry out its obligations under such Loan Document, and (c)
that each Loan Document is valid and binding on, and enforceable against, each party thereto (other than the Corporations).

         Based on the foregoing, having regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations contained herein, it is our opinion that:

         1. Each of the Corporations is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (a) violates the General Corporation Law of the State of
Delaware (the "DGCL") or those laws, rules, and regulations of the State of New
York and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents
(collectively, "Applicable Laws"), (b) violates, results in the breach of, or constitutes a default under any Examined Document, or (c) results in the creation or imposition pursuant to the provisions of any Examined Document of any lien, charge, or encumbrance upon any of the property of any Corporation
(except as specifically contemplated under the Loan Documents). Neither the issuance of the Letters of Credit nor the making of the Loans and the

                                      -3-

application of the proceeds thereof as provided in the Credit Agreement will violate Regulations T, U or X of the Board of Governors of the Federal Reserve
System.

         3. No authorization, consent, waiver, approval, or other action or consideration by, and no notice to or filing with, any governmental or regulatory authority, body, or instrumentality under New York or federal laws or the DGCL, is required for the due execution and delivery by each Corporation of the Loan Documents to which it is a party or the performance by each Corporation of all of its obligations under the Loan Documents to which it is a party.

         4. Each of the Loan Documents has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the
Borrower, enforceable against the Borrower in accordance with its terms. The
Subordination Agreement has been duly executed and delivered by Ormat
Technologies, and constitutes the legal, valid and binding obligation of Ormat
Technologies, enforceable against Ormat Technologies in accordance with its terms.

         5. To the best of our knowledge, there is no pending or threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or Ormat Technologies that (i)
individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower or Ormat
Technologies or (ii) purports to affect the legality, validity or enforceability of the Loan Documents.

         Our opinions contained in paragraph 4 above with respect to the enforceability of the Loan Documents are subject to the following qualifications:

              (a) the enforceability of the Loan Documents may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination;

              (b) the enforceability of the Loan Documents may be limited by statutory requirements with respect to good faith, fair dealing, and commercial reasonableness, by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default is not material;

              (c) certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New
    York, but the inclusion of such provisions does not make the remedies afforded by the Loan

                                      -4-

    Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby;

              (d) the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

              (e) notwithstanding certain language of the Loan Documents, the
    Lender may be limited to recovering only reasonable compensation for funding losses, increased costs, or yield protection.

         In giving the opinions set forth in paragraph 4 above, we express no opinion as to:

              (a) the enforceability of any provisions contained in the Loan
    Documents that purport to establish (or may be construed to establish)
    evidentiary standards;

              (b) the enforceability of forum selection clauses in federal courts;

              (c) the legality, validity, binding effect, or enforceability of any provision of any of the Loan Documents insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal;

              (d) the enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts;

              (e) the compliance or non-compliance, or the effect of
    non-compliance, with any financial tests, ratios, or covenants in the Loan
    Documents;

              (f) the effect of the compliance or noncompliance of the Lender with any state or federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any
    Governmental Authority) applicable to Lender because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction;

              (g) the enforceability of provisions in the Loan Documents that may be rendered unenforceable or ineffective by operation of Sections 9-401 or 9-409 of the NY-UCC;

              (h) the enforceability of any provision that provides that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to

                                      -5-

    exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

         (i) the enforceability of any provisions providing for indemnification or contribution to the extent such indemnification or contribution violates the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the securities laws of any state or is against public policy;

         (j) the creation, validity, perfection, the effect of perfection or nonperfection, or the priority of any lien or security interest;

         (k) the enforceability under certain circumstances of contractual provisions respecting various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a forfeiture or impose a penalty upon the burdened party; or

         (l) the enforceability of (i) restrictions upon non-written modifications and waivers, (ii) provisions authorizing or validating conclusive or discretionary determinations, (iii) grants of setoff rights,
    (iv) proxies, powers, and trusts, and (v) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums.

         Our opinion set forth in paragraph 4 regarding the enforceability of choice-of-law and forum selection provisions in the Loan Documents is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws
of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5.1401, 5.1402 (McKinney
1989) and N.Y. CPLR 327(b) (McKinney 1990)) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

         Our opinions set forth in paragraphs 2 and 3 are based on our review of
Applicable Laws (as defined in paragraph 2), without having made any investigation concerning any other laws, rules, or regulations. Our opinions do not address (a) ministerial or immaterial filings and registrations required to be made by the Corporations in the ordinary course of business with any
Governmental Authority, (b) any approval of any federal, state, regional, county, municipal, or local governmental authority (other than the approvals required to be obtained by the Corporations for the execution, delivery, and performance of the Loan Documents), (c) any consents, approvals, notices, registrations, or governmental approvals by or in respect of any Governmental
Authority in connection with the construction, use, ownership, or operation of the Facilities, or (d) any laws, rules, or regulations relating to antitrust, tax, health, safety, or the environment. Furthermore, with respect to our opinions contained in paragraphs 2 and 3, we give no opinion as to any violation by any Corporation of any federal, Delaware, or New York court order, writ, judgment, or decree.

                                      -6-

         When in this opinion we have used the phrase "to the best of our knowledge", "known to us" or similar phrases we have not made any independent investigation of the relevant facts for purposes of this opinion, but we have relied on the representations made in the Loan Documents and in certificates of public officials and of officers and other agents of the Corporations and the principal attorneys involved in the review of the Loan Documents are not aware of any facts inconsistent therewith.

         We do not express any opinion with respect to the law of any jurisdiction other than the federal law of the United States, the law of the
State of New York, and, in the case of our opinions set forth in paragraphs 1,
2, and 3, the DGCL. Without limiting the generality of the foregoing, we express no opinion concerning the law of any other jurisdiction in which the Lender may be located or in which enforcement of the Loan Documents may be sought that limits the amount of interest that may be legally charged or collected.
Furthermore, we express no opinion as to the effect of any change in law, circumstance, or the occurrence of any event, after the date hereof.

         This opinion is rendered to you solely in your capacity as the Lender and may not be relied upon by any other person, other than permitted assignees of the Lender pursuant to Section 9.8 of the Credit Agreement, or for any other purpose without our prior written consent. This opinion may be relied upon solely as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof.

                                       Very truly yours,

                                                                      SCHEDULE 1

                          ADDITIONAL EXAMINED DOCUMENTS

                                   ORMESA LLC

1.       Credit Agreement, dated as of December 31, 2002, among Ormesa LLC, a
         Delaware limited liability company ("Ormesa"), each of the lenders that is a party thereto, United Capital, a division of Hudson United Bank, a
         New Jersey banking corporation ("United"), as Administrative Agent, and
         United, as Collateral Agent (the "Ormesa Credit Agreement").
         Capitalized terms used in this Section of Schedule 1 and not otherwise defined herein shall have the meanings ascribed to such terms in
         Schedule I to the Ormesa Credit Agreement.

2.       Initial Term Loan Note, dated December 31, 2002, by Ormesa in favor of
         United.

3.       Borrower Security Agreement, dated as of December 31, 2002, between
         Ormesa and Collateral Agent.

4.       Borrower Equity Interest Pledge, dated as of December 31, 2002, between
         Ormat Funding Corp. and Collateral Agent.

5.       Depositary Agreement, dated as of December 31, 2002, among Ormesa,
         Administrative Agent, Collateral Agent, and Depositary Bank.

6.       Consent to Assignment of Agreement, dated as of December 31, 2002, among the Borrower, Collateral Agent, and Ormesa.

7.       Deed of Trust, dated as of December 31, 2002, by Ormesa in favor of the
         Collateral Agent.

                                ORMAT NEVADA INC.

1.       Amended and Restated Bridge Loan Agreement, dated as of October 2,
         2003, between the Borrower and Bank Leumi USA ("Bank Leumi") (the "Bank
         Leumi Loan Agreement"). Capitalized terms used in this Section of
         Schedule 1 and not otherwise defined herein shall have the meanings ascribed to such terms in the Bank Leumi Loan Agreement.

2.       Restated Promissory Note (GRID), dated October 2, 2003, by the Borrower in favor of Bank Leumi.

                              ORCAL GEOTHERMAL INC.

1.       Credit Agreement, dated as of December 18, 2003, among OrCal Geothermal
         Inc., a Delaware corporation ("OrCal"), each of the financial institutions that is a party thereto, and Beal Bank, S.S.B., as
         Administrative Agent (the "OrCal Credit Agreement"). Capitalized terms used in this Section of Schedule 1 and not otherwise defined herein shall have the meanings ascribed to such terms in Exhibit A to the
         OrCal Credit Agreement.

2.       Note, dated December 18, 2003, by OrCal in favor of Beal Bank, S.S.B.

3.       Depositary Agreement, dated as of December 18, 2003, among OrCal, each
         Guarantor, Administrative Agent, and Depositary Agent.

4.       Joinder Agreement, dated as of December 18, 2003, among HGC, Depositary
         Agent, and Administrative Agent.

5.       Joinder Agreement, dated as of December 18, 2003, among HFC, Depositary
         Agent, and Administrative Agent.

6.       Security Agreement, dated as of December 18, 2003, between OrCal and
         Administrative Agent.

7.       Pledge Agreement, dated as of December 18, 2003, among the Borrower,
         OrCal, and Administrative Agent.

8.       Pledge Agreement, dated as of December 18, 2003, among OrCal, OrHeber
         1, and Administrative Agent.

9.       Pledge Agreement, dated as of December 18, 2003, among OrCal, OrHeber
         1, HFC, HGC, and Administrative Agent.

10.      Consent, dated as of December 18, 2003, among the Borrower, OrHeber 1,
         HGC, HFC, and Administrative Agent.

11.      Subordination Agreement, dated as of December 18, 2003, among the
         Borrower, OrCal, and Administrative Agent.

                               ORMAT FUNDING CORP.

1.       Indenture, dated as of February 13, 2004, among Ormat Funding Corp., a
         Delaware corporation ("Ormat Funding"), Brady Power Partners, a Nevada
         general partnership ("Brady"), Steamboat Development Corp., a Utah
         Corporation ("Steamboat

                                      -2-

         Development"), Steamboat Geothermal LLC, a Delaware limited liability company ("Steamboat Geothermal"), OrMammoth Inc., a Delaware corporation ("OrMammoth"), ORNI 1 LLC, a Delaware limited liability company ("ORNI 1"), ORNI 2 LLC, a Delaware limited liability company
         ("ORNI 2"), ORNI 7 LLC, a Delaware limited liability company ("ORNI
         7"), Ormesa LLC, a Delaware limited liability company ("Ormesa"), and
         Union Bank of California, N.A., as Trustee (the "Ormat Funding
         Indenture"). Capitalized terms used in this Section of Schedule 1 and not otherwise defined herein shall have the meanings ascribed to such terms in the Ormat Funding Indenture.

2.       Registration Rights Agreement, dated as of February 13, 2004, among
         Ormat Funding and the Guarantors and the other parties named on the signature pages thereof.

3.       Note Purchase Agreement, dated as of February 6, 2004, among Ormat
         Funding, the Guarantors, and the Initial Purchaser.

4.       Global Note, dated February 13, 2004, by Ormat Funding in favor of Cede
         & Co.

5.       Regulation S Temporary Global Note, dated February 13, 2004, by Ormat
         Funding in favor of Cede & Co.

6.       Depositary Agreement, dated as of February 13, 2004, among Ormat
         Funding, Brady, Steamboat Geothermal, Steamboat Development, OrMammoth,
         ORNI 1, ORNI 2, ORNI 7, Collateral Agent, and Depositary.

7.       Collateral Agency Agreement, dated as of February 13, 2004, among Ormat
         Funding, ORNI 1, ORNI 2, ORNI 7, Brady, Steamboat Development,
         Steamboat Geothermal, Collateral Agent, and Trustee.

8.       Pledge and Security Agreement, dated as of February 13, 2004, between the Borrower and Collateral Agent.

9.       Pledge and Security Agreement, dated as of February 13, 2004, between
         Ormat Funding and Collateral Agent.

10.      Amended and Restated Credit Facility, dated as of December 1, 2003, between the Borrower and Ormat Funding, as amended by the First
         Amendment to Amended and Restated Credit Facility, dated as of February
         5, 2004, between the Borrower and Ormat Funding.

11.      Consent and Agreement, dated as of February 13, 2004, among the
         Borrower, Steamboat Development, Steamboat Geothermal, and Collateral
         Agent.

12.      Consent and Agreement, dated as of February 13, 2004, among the
         Borrower, Brady, and Collateral Agent.

                                      -3-

                                                                       EXHIBIT E

                                   CERTIFICATE

         Reference is made to the Letter of Credit and Loan Agreement dated as of June __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit
Agreement) between Ormat Nevada Inc. (the "Borrower") and Hudson United Bank
(the "Lender"). Pursuant to Section 6.1(i)(ii) of the Credit Agreement, the
undersigned Responsible Officer of the Borrower hereby certifies to the Lender as follows:

         1. Financial Statements. The Financial Statements attached hereto for the fiscal quarter ended ____________, ____ have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries and Consolidated
Persons for the period specified (subject to normal year-end audit adjustments and the absence of footnotes).

         2. Events of Default. As of the date of this Certificate, no Default or
Event of Default has occurred and is continuing [except (describe any Default or
Event of Default and the action which the Borrower proposes to take with respect thereto)].

         3. Section 7.1. The Tangible Net Worth of the Borrower as of ________,
____, calculated in accordance with the Credit Agreement (which calculation is attached), was $_________.

         4. Section 7.2. The Leverage Ratio as of __________, ____, calculated in accordance with the Credit Agreement (which calculation is attached), was
____ to 1.00.

         5. Section 7.3. The Minimum Coverage Ratio for the calendar quarter or year _________, ____, through _________, ____, calculated in accordance with the
Credit Agreement (which calculation is attached), was ____________ .

                                             -----------------------------------
                                               Name:

Dated:  __________, ____

                                   SCHEDULE 1

                                 [Calculations]